Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-262548

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED FEBRUARY 22, 2022

Republic of Chile

Invites the Owners of

each series of notes listed on the inside front cover

(collectively, the “Eligible Notes”)

to submit offers to

exchange Eligible Notes

for either

U.S. Dollar 4.950% Notes due 2036 (the “2036 Notes”) or U.S. Dollar 5.330% Notes due 2054 (the “2054 Notes” and, together with the 2036 Notes, the “New Notes” and each, a series of New Notes), as described in this invitation.

Each offer to exchange any series of Eligible Notes is made as a separate, independent offer.

Chile reserves the right, in its sole discretion, not to accept tenders of one or more series of Eligible Notes.

The aggregate outstanding principal amount of all Eligible Notes is approximately US$6.48 billion.

This prospectus supplement and the accompanying prospectus are together referred to as the “Invitation Materials.”

Transactions contemplated by the Invitation Materials are referred to as the “Invitation.”

Offers must be submitted through a direct participant in DTC, Euroclear or Clearstream, Luxembourg. Eligible Notes tendered pursuant to the Invitation may only be withdrawn in accordance with the procedures specified under “Terms of the Invitation—Irrevocability; Withdrawal Rights,” prior to the Expiration Deadline (as defined below), and may not be withdrawn thereafter. Chile is making the Invitation only in those jurisdictions where it is legal to do so. See “Jurisdictional Restrictions.”

The Eligible Notes consist of two groups, Group A Notes and Group B Notes, as specified on the inside front cover (each, a “Group”). Subject to proration as described herein, holders that validly tender Eligible Notes will receive in exchange for each US$1,000 principal amount of Eligible Notes accepted for exchange, the New Notes applicable to the relevant Group having a principal amount equal to US$1,000 multiplied by the relevant Exchange Ratio (as defined below). The Exchange Ratio accounts for any accrued and unpaid interest on the (i) Eligible Notes from and including the immediately previous interest payment date of such Eligible Notes and (ii) New Notes from and including the original issue date of the New Notes issued pursuant to the USD New Notes Offering (as defined below), in each case, to and excluding the Expected Settlement Date (as defined below). Given that the Exchange Ratio accounts for such accrued and unpaid interest on the (i) Eligible Notes, Chile will make no separate payment (in cash or otherwise) to holders, and (ii) New Notes, holders will make no separate payment (in cash or otherwise) to Chile, in connection therewith. In addition, in the event the Settlement Date (as defined below) is delayed, the principal amount of New Notes you will be entitled to receive for the Eligible Notes you tendered and Chile accepted in the Exchange Offer will not be adjusted; provided that if the Settlement Date is delayed for more than seven business days from the Expected Settlement Date, the Exchange Ratio will be adjusted to account for any accrued and unpaid interest on the Eligible Notes and the New Notes to and excluding the Settlement Date, as communicated by the Republic. See “Pricing Terms.”

Along with the Invitation, Chile has offered New Notes for cash (the “USD New Notes Offering”), which will be consolidated, form a single series and be fully fungible with the New Notes to be issued in the Invitation. Chile has made the USD New Notes Offering pursuant to a separate prospectus supplement filed with the United States Securities and Exchange Commission (the “SEC”).

Chile reserves the right, in its sole discretion, to terminate the Invitation for any reason. Chile also reserves the right, in its sole discretion, not to accept any tenders of one or more series of Eligible Notes. Non-acceptance of tenders for one or more series of Eligible Notes shall not affect the Invitation for any other series of Eligible Notes. Termination of the Invitation for the Eligible Notes does not affect Chile’s Concurrent Offers. The settlement of the Invitation is conditioned on the settlement of the USD New Notes Offering.

Each series of New Notes will be issued under an indenture and constitute a separate series of debt securities thereunder. The indenture contains provisions regarding future modifications to the terms of the New Notes that differ from those applicable to Chile’s outstanding public external indebtedness issued prior to December 2, 2014. Under these provisions, which are described beginning on page two of the accompanying prospectus dated February 22, 2022, Chile may amend the payment provisions of any series of debt securities (including the New Notes) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

The New Notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The New Notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the New Notes ratably with payments being made under any other external indebtedness.

Application will be made for each series of New Notes to be admitted for trading to the International Securities Market (“ISM”) of the London Stock Exchange. The ISM is not a regulated market for the purposes of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and the regulations made under the EUWA (as amended, “UK MiFIR”). The ISM is a market designated for professional investors. New Notes admitted to trading on the ISM are not admitted to the Official List of the Financial Conduct Authority of the United Kingdom (“FCA”). Neither the FCA nor the London Stock Exchange has approved, reviewed or verified the contents of this prospectus supplement.

Neither the SEC nor any state securities commission or regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Any questions concerning the Invitation or requests for additional copies of this prospectus supplement or the accompanying prospectus, which may be obtained free of charge, may be directed to the Information and Depositary Agent (as defined herein) at the contact information provided on the inside back cover.

THE INVITATION WILL BEGIN ON TUESDAY, JUNE 27, 2023. THE INVITATION AND WITHDRAWAL RIGHTS (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 6, 2023, UNLESS EXTENDED OR EARLIER TERMINATED BY CHILE IN ITS SOLE DISCRETION (SUCH DATE AND TIME AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DEADLINE”).

The Dealer Managers for the Invitation are:

Credit Agricole CIB	HSBC	Santander	Scotiabank	SOCIETE GENERALE

June 27, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

THE ELIGIBLE NOTES

The following tables do not purport to be complete and are qualified in their entirety by the applicable documentation for the Eligible Notes, copies of which may be obtained from the trustee. As of the date of this Invitation, the aggregate outstanding principal amount of all Eligible Notes is approximately U.S.$6.48 billion. The Eligible Notes have the following characteristics:

Group A Notes	ISIN	CUSIP	Common Code	Amount Outstanding as of the date of this Invitation		Minimum Denomination/ Increment (US$)
3.125% Notes due 2025	US168863BW77	168863BW7	115193795	US$	318,728,000	U.S.$	200,000/1,000
3.125% Notes due 2026	US168863CA49	168863 CA4	134687312	US$	709,316,000.00	U.S.$	200,000/1,000
3.240% Notes due 2028	US168863CF36	168863CF3	176683155	US$	2,000,000,000	U.S.$	200,000/1,000
2.450% Notes due 2031	US168863DP09	168863 DP0	217325153	US$	1,758,000,000	U.S.$	200,000/1,000

Group B Notes	ISIN	CUSIP	Common Code	Amount Outstanding as of the date of this Invitation		Minimum Denomination/ Increment (US$)
3.625% Notes due 2042	US168863BP27	168863BP2	085023837	US$	407,620,000	U.S.$	150,000/1,000
3.860% Notes due 2047	US168863CE60	168863CE6	162411667	US$	1,284,412,000	U.S.$	200,000/1,000

Eligible Notes are presently listed on the ISM of the London Stock Exchange or Luxembourg Stock Exchange. Chile does not intend to discontinue listing of any outstanding Eligible Notes on the applicable stock exchanges following the consummation of the Invitation.

Eligible Notes acquired by Chile pursuant to the Invitation will be cancelled. Accordingly, the exchange of Eligible Notes pursuant to the Invitation will reduce the aggregate principal amount of Eligible Notes that otherwise might trade in the market, which could adversely affect the liquidity and market value of the remaining Eligible Notes not exchanged pursuant to the Invitation.

S-ii

PRICING TERMS

The Eligible Notes consist of two groups, Group A Notes and Group B Notes, as specified in the table below. Holders of Group A Notes are invited to submit offers to exchange such Eligible Notes for either 2036 Notes or 2054 Notes, and holders of Group B Notes are invited to submit offers to exchange such Eligible Notes for 2054 Notes. Subject to proration as described herein, holders that validly tender Eligible Notes will receive in exchange for each US$1,000 principal amount of Eligible Notes accepted for exchange, the New Notes applicable to the relevant Group having a principal amount equal to US$1,000 multiplied by the relevant Exchange Ratio (rounded down to the nearest multiple of US$1.00).

The “Exchange Ratio” for each series of Eligible Notes will be determined by dividing (i) the Eligible Notes Present Value of each such series of Eligible Notes, by (ii) the New Notes Present Value of the series of New Notes applicable to such series of Eligible Notes.

The “Eligible Notes Present Value” and the “New Notes Present Value” of each series will be equivalent to the present value of the remaining principal and interest payments for such series of Eligible Notes and New Notes, respectively, calculated at the corresponding Eligible Notes Applicable Yield and the New Notes Applicable Yield, respectively, in each case for value date as of the Expected Settlement Date.

The “Eligible Notes Applicable Yield” corresponding to each series of Eligible Notes will be determined as the sum of (i) the applicable Eligible Notes Spread as set forth in the table below, and (ii) the applicable yield to maturity on the related Eligible Notes Reference Treasury as set forth in the table below, which will be spotted at or around 10:00 a.m., New York City time, on the date of the Expiration Deadline.

The “New Notes Applicable Yield” corresponding to each series of New Notes will be determined as the sum of (a) the applicable New Notes Spread, and (ii) the applicable yield to maturity on the related New Notes Reference Treasury, which will be spotted at or around 10:00 a.m., New York City time, on the date of the Expiration Deadline.

The “New Notes Spread” is 123 basis points for the 2036 Notes and 148 basis points for the 2054 Notes, and the “New Notes Reference Treasury” is UST 3.375% due May 15, 2033 for the 2036 Notes and UST 3.625% due February 15, 2053 for the 2054 Notes, in each case as it was determined in connection with the pricing of the New Notes.

The Exchange Ratio accounts for any accrued and unpaid interest on the (i) Eligible Notes from and including the immediately previous interest payment date of such Eligible Notes, and (ii) New Notes from and including the original issue date of the New Notes issued pursuant to the USD New Notes Offering, in each case, to and excluding the Expected Settlement Date.

Given that the Exchange Ratio accounts for accrued and unpaid interest on the (i) Eligible Notes, Chile will make no separate payment (in cash or otherwise) to holders, and (ii) New Notes, holders will make no separate payment (in cash or otherwise) to Chile, in connection therewith.

We expect the Settlement Date to be the Expected Settlement Date. However, in the event the Settlement Date is delayed, the principal amount of New Notes you will be entitled to receive for the Eligible Notes you tendered and Chile accepted in the Exchange Offer will not be adjusted; provided that if the Settlement Date is delayed for more than seven business days from the Expected Settlement Date, the Exchange Ratio will be adjusted to account for any accrued and unpaid interest on the Eligible Notes and the New Notes to and excluding the Settlement Date, as communicated by the Republic. The Exchange Ratio will not account for or include interest accrued on and after the Expected Settlement Date on your Eligible Notes accepted for exchange, and similarly it will not account for interest accrued but unpaid on the New Notes on and after the Expected Settlement Date.

Group A Notes	ISIN	CUSIP	Common Code	Amount Outstanding as of the date of this Invitation		Eligible Notes Reference Treasury	Eligible Notes Spread
3.125% Notes due 2025	US168863BW77	168863BW7	115193795	US$	318,728,000	4.250% May 31, 2025	0
3.125% Notes due 2026	US168863CA49	168863 CA4	134687312	US$	709,316,000	4.125% June 15, 2026	20
3.240% Notes due 2028	US168863CF36	168863CF3	176683155	US$	2,000,000,000	3.625% May 31, 2028	50
2.450% Notes due 2031	US168863DP09	168863 DP0	217325153	US$	1,758,000,000	3.375% May 15,2033	65

S-iii

Group B Notes
3.625% Notes due 2042	US168863BP27	168863BP2	168863BP2	US$	407,620,000	3.875% May 15, 2043	110
3.860% Notes due 2047	US168863CE60	168863CE6	162411667	US$	1,284,412,000	3.625% February 15, 2053	125

The 2036 Notes and 2054 Notes to be issued in exchange for Group A Notes will be consolidated, form a single series and be fully fungible with Chile’s 2036 Notes (CUSIP No. 168863 DZ8, ISIN US168863DZ80) and 2054 Notes (CUSIP No. 168863 EA2, ISIN US168863EA21), respectively, to be issued pursuant to the USD New Notes Offering made separately by Chile.

The 2054 Notes to be issued in exchange for Group B Notes will be consolidated, form a single series and be fully fungible with Chile’s 2054 Notes (CUSIP No. 168863 EA2, ISIN US168863EA21) to be issued pursuant to the USD New Notes Offering made separately by Chile.

The settlement of the USD New Notes Offering will be a condition to settlement of the Invitation.

S-iv

INTRODUCTION

This prospectus supplement supplements the accompanying prospectus dated February 22, 2022, relating to Chile’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. Chile has not authorized anyone else to provide you with different information. Chile and the Dealer Managers are offering to exchange Eligible Notes for New Notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

Chile is furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of the Invitation. Chile confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of its date;

•	it has not omitted facts, the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

When you make your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may only be used where it is legal to offer and sell these securities. The information in this prospectus supplement may only be accurate as of the date hereof.

Chile is furnishing this prospectus supplement to you solely for use in the context of Chile’s Invitation to exchange Eligible Notes for New Notes.

Chile has filed registration statements relating to its notes, including the New Notes, and warrants with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statements. For further information, you should refer to the registration statements. The registration statements, including its various exhibits are available to the public from the SEC’s web site at http://www.sec.gov.

None of Chile, the Dealer Managers or the Information and Depositary Agent has expressed any opinion as to whether the terms of the Invitation are fair. None of Chile, the Dealer Managers or the Information and Depositary Agent makes any recommendation that you exchange Eligible Notes for New Notes or refrain from doing so pursuant to the Invitation, and no one has been authorized by Chile, the Dealer Managers or the Information and Depositary Agent to make any such recommendation. You must make your own decision as to whether to exchange Eligible Notes for New Notes or refrain from doing so and, if you do exchange Eligible Notes, the principal amount of Eligible Notes to exchange.

Neither the communication of this prospectus supplement nor any other offer material relating to the Offer is being made, and this prospectus supplement has not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act. This prospectus supplement is for distribution only to persons who (a) are outside the United Kingdom; or (b) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (c) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order; or (d) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being “relevant persons”.) This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

S-v

INCORPORATION BY REFERENCE

The SEC allows Chile to incorporate by reference some information that Chile files with the SEC. Incorporated documents are considered part of this prospectus supplement. Chile can disclose important information to you by referring you to those documents. The following documents, which Chile has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus supplement:

•	Chile’s annual report on Form 18-K for the year ended December 31, 2022 filed with the SEC on June 16, 2023 (File No. 001-02574) (the “2022 Annual Report”); and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed on or after the date of this prospectus supplement and before all of the debt securities are sold.

Later information that Chile files with the SEC will update and supersede earlier information that it has filed.

CERTAIN DEFINED TERMS AND CONVENTIONS

Currency of Presentation

Unless otherwise stated, Chile has converted amounts relating to a period into U.S. dollars (“U.S. dollars,” “dollars” or “US$”) or Chilean pesos (“pesos,” “Chilean pesos” or “Ps.”) using the average exchange rate for that period. For amounts at period end, Chilean pesos are translated into U.S. dollar amounts using the exchange rate at the period end. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

S-vi

JURISDICTIONAL RESTRICTIONS

The distribution of the Invitation Materials is restricted by law in certain jurisdictions. Persons into whose possession these Invitation Materials come are required by Chile to inform themselves of and to observe any of these restrictions.

The following summary of foreign jurisdiction offering and sale limitations and qualifications has been prepared only for your general information. It has been prepared with the assistance of local counsel in each jurisdiction believed by us to be responsible. Accordingly, Chile does not assume any responsibility for the accuracy, completeness or fairness of the statements contained herein.

The Invitation Materials do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

In any jurisdiction in which the Invitation is required to be made by a licensed broker or dealer and in which any Dealer Manager or any of their affiliates is so licensed, it shall be deemed to be made by the Dealer Managers or such affiliate on behalf of Chile.

Notice to Prospective Investors in the European Economic Area

Each Dealer Manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any New Notes to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)            a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)            a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Each person in the EEA who receives any communication in respect of, or who acquires any New Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the New Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Dealer Manager and Chile that it and any person on whose behalf it acquires New Notes is not a “retail investor” in the EEA (as defined above).

Notice to Prospective Investors in the United Kingdom

Each Dealer Manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any New Notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)            a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or

(b)            a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any New Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the New Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Dealer Manager and Chile that it and any person on whose behalf it acquires New Notes is not a “retail investor” in the United Kingdom (as defined above).

Each Dealer Manager has represented and agreed that:

(a)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the New Notes in circumstances in which Section 21(1) of the FSMA does not apply to Chile; and

(b)            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Notes in, from or otherwise involving the United Kingdom.

S-vii

This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order; (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The New Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the New Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the New Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the New Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Netherlands

The New Notes may not be offered or sold, directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Taiwan

Each Dealer Manager has represented and warranted that the offer of the New Notes has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the New Notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each Dealer Manager has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the New Notes in Taiwan.

Notice to Prospective Investors in Hong Kong

The New Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the New Notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The New Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

S-viii

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the New Notes may not be circulated or distributed, nor may the New Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case, subject to compliance with the conditions set forth in the SFA.

Where the New Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the New Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification-Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the New Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The New Notes may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the New Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Dealer Managers are not required to comply with the disclosure requirements of the NI 33-105 regarding Dealer Manager conflicts of interest in connection with this Invitation.

Notice to Prospective Investors in the Republic of Korea

The New Notes may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The New Notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the New Notes may not be re-sold to Korean residents unless the purchaser of the New Notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

S-ix

Notice to Prospective Investors in Peru

The New Notes will not be subject to a public offering in Peru. This prospectus supplement and the New Notes have not been, and will not be, registered with or approved by the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima S.A.A.). Accordingly, the New Notes cannot be offered or sold in Peru, except if (i) the New Notes are previously registered with the SMV or (ii) such offering is considered to be a private offering under the securities laws and regulations of Peru. The Peruvian securities laws establish, among other things, that an offer directed exclusively to institutional investors (as defined under Peruvian law) qualifies as a private offering. In making an investment decision, institutional investors (as defined under Peruvian law) must rely on their own examination of the terms of the offering of the New Notes to determine their ability to invest in the New Notes. No offer or invitation to subscribe for or sell the New Notes or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof.

Notice to Prospective Investors in Brazil

The New Notes have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the New Notes in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 160 on July 13, 2022, as amended. Documents relating to the offering of the New Notes may not be delivered in Brazil.

S-x

SUMMARY

This summary must be read as an introduction to this prospectus supplement and any decision to offer your Eligible Notes in exchange for New Notes should be based on a consideration of the prospectus supplement as a whole, including the “Risk Factors and Investment Considerations” section and the documents incorporated by reference.

Issuer	Republic of Chile

Invitation	Comprises the Exchange Offer.

The Invitation expires at the Expiration Deadline, unless Chile in its sole discretion extends it or terminates it earlier.

Purpose of the Invitation	The Invitation is part of a broader program implemented by Chile to manage its external liabilities.

Offer

Chile is inviting holders of Eligible Notes to submit offers to exchange Eligible Notes for New Notes, as applicable (the “Exchange Offer”):

•      holders of Group A Notes are invited to submit offers to exchange such Eligible Notes for either 2036 Notes or 2054 Notes; and

•      holders of Group B Notes are invited to submit offers to exchange such Eligible Notes for 2054 Notes.

Each offer to exchange any series of Eligible Notes is made as a separate, independent offer. Chile reserves the right, in its sole discretion, to select one or more series of Eligible Notes to be prorated on the basis of the same or different proration factors, and to select which series of each to accept. See “Terms of the Invitation—Proration.”

Each series of New Notes to be issued in exchange for Eligible Notes will be consolidated, form a single series and be fully fungible with Chile’s respective New Notes expected to be issued pursuant to the USD New Notes Offering. The settlement of the USD New Notes Offering will be a condition to settlement of the Invitation.

New Notes to be Received pursuant to Exchange Offer	Subject to proration as described herein, holders that validly tender Eligible Notes will receive in exchange for each US$1,000 principal amount of Eligible Notes accepted for exchange, the New Notes applicable to the relevant Group having a principal amount equal to US$1,000 multiplied by the relevant Exchange Ratio (rounded down to the nearest multiple of US$1.00). The Exchange Ratio accounts for any accrued and unpaid interest on the (i) Eligible Notes from and including the immediately previous interest payment date of such Eligible Notes and (ii) New Notes from and including the original issue date of the New Notes issued pursuant to the USD New Notes Offering, in each case, to and excluding the Expected Settlement Date. In the event the Settlement Date is delayed, the principal amount of New Notes you will be entitled to receive for the Eligible Notes you tendered and Chile accepted in the Exchange Offer will not be adjusted; provided that if the Settlement Date is delayed for more than seven business days from the Expected Settlement Date, the Exchange Ratio will be adjusted to account for any accrued and unpaid interest on the Eligible Notes and the New Notes to and excluding the Settlement Date, as communicated by the Republic. See “Pricing Terms.”

No cash will be paid in respect of New Notes not delivered as a result of rounding the principal amount of New Notes down to the nearest multiple of US$1.00.

Accrued and Unpaid Interest	Given that the Exchange Ratio accounts for accrued and unpaid interest on the (i) Eligible Notes, Chile will make no separate payment (in cash or otherwise) to holders, and (ii) New Notes, holders will make no separate payment (in cash or otherwise) to Chile, in connection therewith.

Exchange Ratio, Eligible Notes Present Value and New Notes Present Value

The “Exchange Ratio” for each series of Eligible Notes will be determined by dividing (i) the Eligible Notes Present Value of such series of Eligible Notes, by (ii) the New Notes Present Value of the series of New Notes applicable to such series of Eligible Notes.

The “Eligible Notes Present Value” and the “New Notes Present Value” of each series will be equivalent to the present value of the remaining principal and interest payments for such series of Eligible Notes and New Notes, respectively, calculated at the corresponding Eligible Notes Applicable Yield and the New Notes Applicable Yield, respectively, in each case, for value date as of the Expected Settlement Date.

Determination of Eligible Notes Applicable Yield; New Notes Applicable Yield

The “Eligible Notes Applicable Yield” corresponding to each series of Eligible Notes will be determined as the sum of (i) the applicable Eligible Notes Spread as set forth in the table under “Pricing Terms” above, and (ii) the applicable yield to maturity on the related Eligible Notes Reference Treasury as set forth in the table under “Pricing Terms” above, which will be spotted at or around 10:00 a.m., New York City time, on the date of the Expiration Deadline.

The “New Notes Applicable Yield” corresponding to each series of New Notes will be determined as the sum of (a) the applicable New Notes Spread, and (ii) the applicable yield to maturity on the related New Notes Reference Treasury, which will be spotted at or around 10:00 a.m., New York City time, on the date of the Expiration Deadline.

As soon as practicable after determining the Eligible Notes Applicable Yields and New Notes Applicable Yields, Chile will determine and announce the Exchange Ratio for each series of Eligible Notes.

The “New Notes Spread” is 123 basis points for the 2036 Notes and 148 basis points for the 2054 Notes, and the “New Notes Reference Treasury” is UST 3.375% due May 15, 2033 for the 2036 Notes and UST 3.625% due February 15, 2053 for the 2054 Notes, in each case as it was determined in connection with the pricing of the New Notes.

Proration	Each offer to exchange any series of Eligible Notes is made as a separate, independent offer. Chile reserves the right, in its sole discretion, to select one or more series of Eligible Notes to be prorated on the basis of the same or different proration factors, and to select which series of each to accept.

As a result, some Eligible Notes may not be accepted pursuant to the Invitation, and will be returned to the holder thereof.

In the event of proration with respect to a series of Eligible Notes, the principal amount accepted of each offer to exchange such Eligible Notes will be determined by multiplying the principal amount tendered of such offer by the applicable proration rate and rounding the resulting amount down to the nearest US$1,000 principal amount of such series of Eligible Notes, as specified herein under “The Eligible Notes.” Depending on the amount tendered and the proration factor applied, if the principal amount of Eligible Notes that are unaccepted and returned to a holder as a result of proration would result in less than the authorized minimum denomination being returned to such holder we will either accept or reject all of such Holder’s validly tendered Eligible Notes.

Denominations	Each series of Eligible Notes may be tendered only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof, except for the 3.625% Eligible Notes due 2042 which may be tendered only in minimum denominations of US$150,000 and integral multiples of US$1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Eligible Notes must continue to hold Eligible Notes in at least the minimum authorized denomination. Each series of New Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1.00 in excess thereof. If, however, such eligible holder would be entitled to receive less than US$200,000 principal amount of New Notes of a particular series, the eligible holder’s tender will be rejected in full and the Eligible Notes subject to this tender will be returned to the eligible holder.

Announcement of Results; Acceptance	At or around 8:00 a.m., New York City time, on the first business day after the Expiration Deadline, or as soon thereafter as possible, Chile will determine and announce the expected aggregate principal amount of each series of Eligible Notes accepted in the Invitation (which could be zero for one or more series), the expected proration factor for each series of Eligible Notes, if any, and the expected aggregate amount of each series of New Notes to be issued pursuant to the Invitation.

Chile may announce that offers to exchange Eligible Notes will be prorated even if the announcement of the results of the Invitation did not contain any expected proration factor for the Eligible Notes.

As used herein, “business day” means a day other than a Saturday, a Sunday or a day on which banks generally are not open in New York or London.

This information will also be available from the Dealer Managers and the Information and Depositary Agent at the contact information provided on the inside back cover, and through such other means as Chile considers appropriate.

Expected Settlement Date; Settlement Date	The expected settlement date for the Invitation is July 12, 2023 (the “Expected Settlement Date”). The Exchange Ratio will be determined assuming that settlement takes place on the Expected Settlement Date.

We expect the settlement date of the Invitation (the “Settlement Date”) to be the Expected Settlement Date. However, in the event the Settlement Date is delayed, the principal amount of New Notes you will be entitled to receive for the Eligible Notes you tendered and Chile accepted in the Exchange Offer will not be adjusted; provided that if the Settlement Date is delayed for more than seven business days from the Expected Settlement Date, the Exchange Ratio will be adjusted to account for any accrued and unpaid interest on the Eligible Notes and the New Notes to and excluding the Settlement Date, as communicated by the Republic.

The Exchange Ratio will not account for or include interest accrued on and after the Expected Settlement Date on your Eligible Notes accepted for exchange, and similarly it will not account for interest accrued but unpaid on the New Notes on and after the Expected Settlement Date.

On the Settlement Date, subject to the conditions set forth herein, Chile will exchange Eligible Notes validly tendered and accepted for New Notes. Chile will cancel Eligible Notes received pursuant to the Invitation following the Settlement Date.

Income Tax Consequences	Please see the section entitled “Taxation” for a discussion of the Chilean and U.S. federal income tax consequences to owners of Eligible Notes who exchange Eligible Notes for New Notes. You should consult your own tax advisors regarding the possible tax consequences under the laws of jurisdictions that apply to you or to the tender of your Eligible Notes.

Termination	Chile reserves the right, in its sole discretion, to terminate the Invitation for any reason. Chile also reserves the right, in its sole discretion, not to accept any tenders of one or more series of Eligible Notes. Non-acceptance of tenders for one or more series of Eligible Notes shall not affect the Invitation for any other series of Eligible Notes. Termination of the Invitation for the Eligible Notes does not affect Chile’s Concurrent Offers. The Invitation is conditioned on the consummation of the USD New Notes Offering.

Tendering Procedures	If holders wish to submit an offer pursuant to the Invitation, holders, the custodial entity or direct participant (as the case may be) through which a holder holds its Eligible Notes must submit, at or prior to the Expiration Deadline, its offer to exchange Eligible Notes by properly instructing the applicable clearing system (DTC, Euroclear or Clearstream, Luxembourg) in accordance with the procedures and deadlines established by such clearing system. See “Terms of the Invitation—Tender Procedures.”

Certain Deemed Representations, Warranties and Undertakings	If holders submit an offer pursuant to the Invitation, such holders will be deemed to have made certain acknowledgements, representations, warranties and undertakings to Chile, the Dealer Managers and the Information and Depositary Agent. See “Holders’ Representations, Warranties and Undertakings.”

Withdrawal	Offers to exchange Eligible Notes will become irrevocable upon expiration of the Invitation. However, any such offers may be withdrawn or revised prior to the expiration of the Invitation at the Expiration Deadline in accordance with the procedures described under “Terms of the Invitation—Irrevocability; Withdrawal Rights.”

Jurisdictions	Chile is making the Invitation only in those jurisdictions where it is legal to do so. See “Jurisdictional Restrictions.”

Risk Factors	The Invitation involves material risks. Please see “Risk Factors and Investment Considerations” for more information.

Announcements	All announcements by Chile pursuant to the Invitation will be made by issuing a press release using PRNewswire or other comparable news service, which we refer to as “News Service.” See “Terms of the Invitation—Publication.”

Concurrent Offers	Along with this Invitation, Chile is conducting the Concurrent Offers pursuant to separate documents.

Information and Depositary Agent	Global Bondholder Services Corporation is the Information and Depositary Agent in connection with the Invitation.

No Letter of Transmittal	There is no letter of transmittal associated with the Invitation.

SUMMARY OF THE NEW NOTES

This summary must be read as an introduction to the prospectus supplement and prospectus relating to the New Notes and any decision to invest in the New Notes should be based on a consideration of such prospectus supplement and prospectus as a whole, including the documents incorporated by reference.

Issuer	Republic of Chile.

Aggregate Principal Amount	The 2036 Notes to be issued in exchange for Group A Notes will be consolidated, form a single series and be fully fungible with Chile’s 2036 Notes in an aggregate principal amount of US$1,150,000,000 to be issued pursuant to the USD New Notes Offering. See “Description of the New Notes—USD New Notes Offering.”

The 2054 Notes to be issued in exchange for Group A Notes or Group B Notes will be consolidated, form a single series and be fully fungible with Chile’s 2054 Notes in an aggregate principal amount of US$1,100,000,000 to be issued pursuant to the USD New Notes Offering. See “Description of the New Notes—USD New Notes Offering.”

Maturity Date	2036 Notes: January 5, 2036.

2054 Notes: January 5, 2054.

Form of Securities	Chile will issue each series of New Notes in the form of one or more registered global securities without coupons.

Denominations	Chile will issue each series of New Notes in denominations of US$200,000 and integral multiples of US$1.00 in excess thereof.

Interest	2036 Notes: Chile will pay interest semi-annually, on January 5 and July 5 of each year, commencing on January 5, 2024. The 2036 Notes will initially bear interest at the rate of 4.950% per year, from July 5, 2023.

2054 Notes: Chile will pay interest semi-annually, on January 5 and July 5 of each year, commencing on January 5, 2024. The 2054 Notes will initially bear interest at the rate of 5.330% per year, from July 5, 2023.

Subsequent Rate of Interest

Under the terms of the:

(i) 2036 Notes, from and including January 5, 2034 (the “Interest Rate Step Up Date”), the interest rate payable on the 2036 Notes shall be increased by either 25 or 50 basis points to an annual rate of 5.200% or 5.450% (the initial interest rate plus such increase being referred to as the “2036 Notes Subsequent Rate of Interest”), in each case, as set forth in the immediately succeeding paragraph, and

(ii) 2054 Notes, from and including the Interest Rate Step Up Date, the interest rate payable on the 2054 Notes shall be increased by either five or 10 basis points to an annual rate of 5.380% or 5.430% (the initial interest rate plus such increase being referred to as the “2054 Notes Subsequent Rate of Interest”), in each case, as set forth in the immediately succeeding paragraph, in each of (i) and (ii) above unless at least 30 days prior to the Interest Rate Step Up Date (the “Notification Date”) Chile has delivered an officers’ certificate to the trustee (the “Satisfaction Notification”) certifying that (x) each of the SPT Events has been satisfied and (y) the satisfaction of each SPT Event has been verified in the Verification Reports, which shall be published on Chile’s website.

If, as of the Notification Date, Chile has not delivered a Satisfaction Notification to the trustee confirming satisfaction with, and published the Verification Reports verifying the satisfaction of, (i) (a) both the SPT Event 1a and the SPT Event 1b, the interest rate payable on the 2036 Notes will be increased by 25 basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date, and (b) the SPT Event 3, the interest rate payable on the 2036 Notes will be increased by 25 basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date; and (ii) (a) both the SPT Event 1a and the SPT Event 1b, the interest rate payable on the 2054 Notes will be increased by five basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date of the 2054 Notes, and (b) the SPT Event 3, the interest rate payable on the 2054 Notes will be increased by five basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date of the 2054 Notes. See “Description of the New Notes—General Terms of the New Notes” in this prospectus supplement.

For the avoidance of doubt, if, as of the Notification Date, Chile has not delivered a Satisfaction Notification to the trustee confirming satisfaction with, and published the Verification Reports verifying the satisfaction of: (i) both the SPT Event 1a and the SPT Event 1b, and (ii) the SPT Event 3, the interest rate payable on the (a) 2036 Notes will be increased by a total of 50 basis points per year from and including the Interest Rate Step Up Date, up to but excluding the maturity date of the 2036 Notes, and (b) 2054 Notes will be increased by a total of 10 basis points per year from and including the Interest Rate Step Up Date, up to but excluding the maturity date of the 2054 Notes.

Optional Redemption

The New Notes will be subject to redemption at the option of Chile, on terms described under “Description of the New Notes—Optional Redemption” in this prospectus supplement.

For purposes of optional redemption, interest will be calculated:

(i) on the 2036 Notes, at a rate of 4.950% per year until the interest period immediately following the Interest Rate Step Up Date, at which point the interest rate shall be (x) if the redemption is exercised before Chile delivers the Satisfaction Notification to the Trustee, the highest 2036 Notes Subsequent Rate of Interest as set forth under “—General Terms of the New Notes” or (y) if the redemption is exercised after Chile delivers the Satisfaction Notification to the Trustee, 4.950% or the applicable 2036 Notes Subsequent Rate of Interest as set forth under “—General Terms of the New Notes” depending on whether Chile has satisfied the SPT Events, as verified in the Verification Reports; and

(ii) on the 2054 Notes, at a rate of 5.330% per year until the interest period immediately following the Interest Rate Step Up Date, at which point the interest rate shall be (x) if the redemption is exercised before Chile delivers the Satisfaction Notification to the Trustee, the highest 2054 Notes Subsequent Rate of Interest as set forth under “—General Terms of the Notes” or (y) if the redemption is exercised after Chile delivers the Satisfaction Notification to the Trustee, 5.330% or the applicable 2054 Notes Subsequent Rate of Interest as set forth under “—General Terms of the Notes” depending on whether Chile has satisfied the SPT Events, as verified in the Verification Reports.

See “Description of the New Notes—General Terms of the New Notes” in this prospectus supplement.

Status	The New Notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The New Notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the New Notes ratably with payments being made under any other external indebtedness.

Withholding Tax and Additional Amounts

Chile will make all payments on the New Notes without withholding or deducting any taxes imposed by Chile or any political subdivision thereof or taxing authority therein, subject to certain specified exceptions. For more information, see “Description of the Securities—Debt Securities—Additional Amounts” in the accompanying prospectus.

Taxation	For a general summary of United States federal income tax consequences resulting from the purchase, ownership and disposition of a New Note, holders should refer to the discussion set forth under the heading “Taxation—United States Federal Taxation” in this prospectus supplement and the accompanying prospectus.

Further Issues

Chile may from time to time, without the consent of the holders, increase the size of the issue of each series of the New Notes, or issue additional debt securities having the same terms and conditions as each series of the New Notes in all respects, except for the issue date, issue price and first payment on those additional New Notes or debt securities; provided, however, that any additional debt securities subsequently issued that for U.S. federal income tax purposes are not issued pursuant to a “qualified reopening” of the New Notes, are not treated as part of the same “issue” as the New Notes, or have greater than a de minimis amount of original issue discount shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding New Notes. Additional debt securities of a series issued in this manner will be consolidated and form a single series with the previously outstanding New Notes.

The 2036 Notes to be issued in exchange for Group A Notes will be consolidated, form a single series and be fully fungible with Chile’s 2036 Notes to be issued pursuant to the USD New Notes Offering.

The 2054 Notes to be issued in exchange for Group A Notes or Group B Notes will be consolidated, form a single series and be fully fungible with Chile’s 2054 Notes to be issued pursuant to the USD New Notes Offering.

USD New Notes Offering	Along with the Invitation, Chile has offered New Notes for cash, which will be consolidated, form a single series and be fully fungible with the New Notes to be issued in the Invitation. Chile has made the USD New Notes Offering pursuant to a separate prospectus supplement filed with the SEC.

Use of Proceeds	Chile will not receive any net proceeds from the Invitation.

Listing	Application will be made for each series of New Notes to be admitted for trading to the ISM of the London Stock Exchange.

Governing Law	State of New York.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

SUMMARY TIME SCHEDULE FOR THE INVITATION

The following summarizes the anticipated time schedule for the Invitation assuming, among other things, that the Expiration Deadline is not extended. This summary is qualified in its entirety by, and should be read together with, the more detailed information appearing elsewhere in this prospectus supplement. The various dates and times in this summary are based on Chile’s current schedule; those dates and times are subject to change in Chile’s sole discretion. All references are to New York City time unless otherwise noted.

Tuesday, June 27, 2023	Commencement Date

Chile announces the terms and conditions of the Invitation.

The Invitation commences.

Wednesday, July 5, 2023	Expected Settlement Date - USD New Notes Offering

Settlement of the USD New Notes Offering is expected to occur through the applicable clearing systems. The settlement of the USD New Notes Offering will be a condition to settlement of the Invitation.

At or around 10:00 a.m., Thursday, July 6, 2023, or as soon as possible thereafter	Determination and Announcement of Exchange Ratio

Chile will determine the Exchange Ratio for each series of Eligible Notes based on its determination of the Eligible Notes Applicable Yield and the New Notes Applicable Yield applicable to each series of Eligible Notes and New Notes, respectively, as set forth under “Summary—Determination of Eligible Notes Applicable Yield and New Notes Applicable Yield.”

As soon as practical after such determination is made, Chile will announce the Exchange Ratio applicable to each series of Eligible Notes, together with the Eligible Notes Applicable Yield and the New Notes Applicable Yield by press release to the News Service.

5:00 p.m., Thursday, July 6, 2023	Withdrawal Deadline The Withdrawal Rights expire, unless Chile extend them or terminates the Invitation earlier in its sole discretion. You may no longer withdraw your offers after such deadline.

5:00 p.m., Thursday, July 6, 2023	Expiration Deadline The Invitation expires, unless Chile extends it or terminates it earlier in its sole discretion.

At or around 8:00 a.m., or as soon as possible thereafter, Friday, July 7, 2023	Announcement of Results

Chile will announce by press release to the News Service:

•	the expected aggregate principal amount of each series of Eligible Notes to be accepted in the Invitation (which could be zero for one or more series);

•	the expected aggregate principal amount of each series of New Notes to be issued pursuant to the Invitation; and

•	the expected proration factor for each series of Eligible Notes, if any.

Chile may, in its sole discretion, extend or abridge the period for announcing the results of the Invitation.

This information will also be available from the Dealer Managers and the Information and Depositary Agent at the contact information provided on the inside back cover, and through such other means as Chile considers appropriate.

Wednesday, July 12, 2023	Expected Settlement Date - Invitation

Settlement of the Invitation is expected to occur through the applicable clearing systems. Chile will cancel all accepted Eligible Notes thereafter.

RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the New Notes involves a significant degree of risk. Investors are urged to read carefully the entirety of the prospectus together with this prospectus supplement and to note, in particular, the following considerations.

Investment Considerations Relating to the Invitation

Risks of Not Participating in the Invitation

Illiquidity. Any Eligible Notes tendered pursuant to the Invitation and accepted by Chile will be cancelled. Any remaining Eligible Notes of a series not tendered in the Invitation may therefore become illiquid and this may adversely affect the market value of the remaining Eligible Notes of that series. A debt security with a smaller outstanding principal amount available for trading (a smaller float) may command a lower price than would a comparable debt security with a greater float. The reduced float may also make the trading price of the Eligible Notes more volatile. Moreover, there may be no active trading market, or published secondary market price quotations, for any remaining Eligible Notes.

Risks of Participating in the Invitation

Possible Cancellation or Extension of the Invitation. Chile reserves the right, in its sole discretion, not to accept tenders for, or issue, New Notes. Even if the Invitation is completed, there can be no assurance that it will be completed on the schedule described herein. Accordingly, holders participating in the Invitation may have to wait longer than expected to receive their New Notes, during which time those holders will not be able to effect transfers of their Eligible Notes tendered pursuant to the Invitation.

Enforcement of Civil Liabilities; Waiver of Sovereign Immunity

Chile is a foreign sovereign state. Consequently, it may be difficult for you or the trustee to obtain or enforce judgments of courts in the United States or elsewhere against Chile. See “Description of the Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment,” in the accompanying prospectus.

Market for the New Notes

Chile has been advised by the Dealer Managers that the Dealer Managers may make a market in the New Notes but they are not obligated to do so and may discontinue market making at any time without notice. Application will be made for each series of New Notes to be admitted for trading to the ISM of the London Stock Exchange. No assurance can be given as to the liquidity of the trading market for the New Notes. The price at which the New Notes will trade in the secondary market is uncertain.

Other Purchases or Redemption of Eligible Notes

Whether or not the Invitation is consummated, Chile may continue to acquire, from time to time following completion or cancellation of the Invitation, Eligible Notes other than pursuant to the Invitation, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise (and may redeem or defease the Eligible Notes in accordance with these terms and the terms of the instruments under which they were issued), upon such terms and at such prices as they may determine, which may be more or less than the prices to be paid pursuant to the Invitation and could be for cash or other consideration.

The New Notes may not be a suitable investment for all investors seeking exposure to assets with sustainability characteristics

Although the interest rate in respect of the New Notes is subject to upward adjustment if Chile fails to satisfy the SPT Events, the New Notes may not satisfy an investor’s requirements or any future legal or quasi-legal standards for investment in assets with sustainability characteristics. The New Notes are not being marketed as green, social or sustainable bonds. Chile intends to use the net proceeds from the sale of the New Notes issued pursuant to the USD New Notes Offering for general purposes of the government and, therefore, Chile does not intend to allocate the net proceeds specifically to projects or business activities meeting environmental or sustainability criteria or be subject to any other limitations associated with green, social or sustainable bonds.

Although Chile intends to satisfy the SPT Events, there can be no assurance of the extent to which Chile will be successful in doing so, in maintaining levels of such targets, or that any future investments Chile or others within Chile’s territory make, or actions that Chile takes, in furtherance of these targets will meet investor expectations or any binding or non-binding legal standards regarding sustainability performance, whether by any present or future applicable law or regulations or by any investor’s own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact.

Adverse environmental, regulatory, political or social impacts may occur during the design, construction and operation of any investments that Chile or others within Chile’s territory make in furtherance of the targets in the SPT Events, or such investments may become controversial or criticized by activist groups or other stakeholders. Additionally, technology relating to greenhouse emissions and non-conventional renewable energy generation may change over time, which could make prior investments made in furtherance of such targets obsolete, redundant or require further investments to adapt to such new technology. Furthermore, conceptions and regulations about gender may also change over time, which could render the KPI 3 and SPT Event 3 anachronistic or unattainable. It will not be an event of default under the New Notes nor will Chile be required to repurchase or redeem the New Notes if Chile fails to satisfy the SPT Events.

Given the nature of the KPIs and SPT Events as applied to a sovereign issuer, the performance of KPI 1 will be reviewed and verified according to the international standard established by the Intergovernmental Panel on Climate Change before the UNFCCC. Currently, this process is performed by a team of technical experts of the UNFCCC, in its international consultation and analysis process. The UNFCCC published a report on its website in December 2022, and is expected to continue doing so approximately every two years thereafter. Regarding KPI 3, the data will be provided by the Reporting Companies to the CMF and included in the annual Gender Indicator of Chilean Companies Report (Reporte de Indicadores de Género de las Empresas en Chile), which includes the participation of the International Labor Organization and Chile Mujeres, a Chilean non-governmental organization. Chile expects to collect and include such data in the annual SLB Reports. Furthermore, no later than (i) November 30, 2033, Chile expects to publish on its website the KPI 1 Verification Report containing the information on the most recent KPI 1 External Report and indicating if, pursuant to the information included in such KPI 1 External Report, Chile has satisfied the SPT Event 1, and (ii) November 30, 2033, Chile expects to publish on its website the KPI 3 Verification Report containing the information on the most recent applicable KPI 3 External Report and indicating if, pursuant to the information included in such KPI 3 External Report, Chile has satisfied the SPT Event 3. Therefore, there will be a lag between data collection and performance reporting and, although the performance of the KPIs will be reviewed and verified in the External Reports, the Verification Reports confirming satisfaction with the SPT Events will be produced by Chile based on the information included in the External Reports.

Further, the review of data in connection with the performance of the SPT Events will be performed by existing supranational or governmental teams or bodies, which may cease to exist, change or be replaced in the future, outside of Chile’s control. Even though the terms of the New Notes will allow Chile to (i) appoint a qualified provider, as determined by Chile in good faith, of third-party assurance or attestation services to review Chile’s statement of the KPI 1 and KPI 3, or (ii) substitute the KPI 1 External Report or KPI 3 External Report with similar reports produced by any independent entities or bodies, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such reports make their production impossible or impracticable, no assurance can be given that Chile will be able to effect such appointment or substitution.

No assurance or representation is given by Chile or any underwriter as to the suitability or reliability for any purpose whatsoever of any opinion or similar validation of any third party (whether or not solicited by Chile) that may be made available in connection with Chile’s SLB Framework or the New Notes to fulfil any green, social, sustainability, sustainability-linked and/or other criteria. For the avoidance of doubt, any such opinion or similar validation is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement. Any such opinion or similar validation is not, nor should be deemed to be, a recommendation by Chile or any underwriter, or any other person to buy, sell or hold the New Notes. Any such opinion or similar validation is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or similar validation and/or the information contained therein and/or the provider of such opinion or similar validation for the purpose of any investment in the New Notes. As of the date of this prospectus supplement, the providers of such opinions or similar validations are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion, similar validation or any additional opinion or statement that Chile is not complying in whole or in part with any matters for which such opinion may have a material adverse effect on the value of the New Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

Risk Factors and Investment Considerations Relating to Chile

This section should be read in conjunction with the more detailed information found in the accompanying prospectus and the documents incorporated by reference herein.

Chile’s economic environment has been and may continue to be challenged by epidemics and other public health crises.

In December 2019, a novel form of pneumonia first identified in Wuhan, Hubei province (COVID-19, caused by a novel coronavirus) was reported to the World Health Organization, with cases soon confirmed in multiple provinces in China. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. To control the coronavirus, governments worldwide, including Chile, undertook several measures, including mandatory quarantines and travel restrictions. On May 5, 2023, the World Health Organization announced that it was ending the emergency it had declared for COVID-19.

The long-term effects on the global economy and the Chilean economy of epidemics and other public health crises, such as COVID-19, are difficult to assess or predict, and may include risks to citizens’ health and safety, as well as reduced economic activity. COVID-19 has had and may continue to have a significant adverse effect on the world economy, which could, in turn, negatively affect Chile’ s economy. In addition, the COVID-19 pandemic resulted in the past, and any future epidemic or other health crisis may result in the future, in increased public sector expenditures, including but not limited to, expenditures to mitigate the deterioration of living conditions of the population. Additional public sector expenditures could in turn result in the incurrence of additional debt or deployment of sovereign fund savings or other financial assets in material amounts. We cannot predict the evolution of any epidemics and other public health crises in the world or Chile, nor any related restrictions that may be imposed as a result.

TERMS OF THE INVITATION

Chile is inviting holders of Eligible Notes to submit offers to exchange Eligible Notes for New Notes, on the terms and subject to the conditions of the Invitation as described herein. Holders of Group A Notes are invited to submit offers to exchange such Eligible Notes for either 2036 Notes or 2054 Notes, and holders of Group B Notes are invited to submit offers to exchange such Eligible Notes for 2054 Notes.

Information regarding the Eligible Notes, including their ISIN, CUSIP and Common Code numbers, is set forth in the table under “The Eligible Notes.”

Each series of New Notes to be issued in exchange for Eligible Notes will be consolidated, form a single series and be fully fungible with Chile’s respective New Notes expected to be issued pursuant to the USD New Notes Offering. The settlement of the USD New Notes Offering will be a condition to settlement of the Invitation.

The Eligible Notes consist of two groups, Group A Notes and Group B Notes. Each offer to exchange any series of Eligible Notes is made as a separate, independent offer. Chile reserves the right, in its sole discretion, to select one or more series of Eligible Notes to be prorated on the basis of the same or different proration factors, and to select which series of each to accept. See “—Proration.”

Purpose of the Invitation

The purpose of the Invitation is to manage its external liabilities. The Invitation is being made along with the New Notes Offering.

Exchange Offer

New Notes to be Received

Subject to proration as described herein, holders that validly tender Eligible Notes will receive in exchange for each US$1,000 principal amount of Eligible Notes accepted for exchange, the New Notes applicable to the relevant Group having a principal amount equal to US$1,000 multiplied by the relevant Exchange Ratio (rounded down to the nearest multiple of US$1.00).

The “Exchange Ratio” for each series of Eligible Notes will be determined by dividing (i) the Eligible Notes Present Value of such series of Eligible Notes, by (ii) the New Notes Present Value of the series of New Notes applicable to such series of Eligible Notes. The “Eligible Notes Present Value” and the “New Notes Present Value” of each series will be equivalent to the present value of the remaining principal and interest payments for such series of Eligible Notes and New Notes, respectively, calculated at the corresponding Eligible Notes Applicable Yield and the New Notes Applicable Yield, respectively, in each case for value date as of the Expected Settlement Date. See “Pricing Terms”.

The Exchange Ratio accounts for any accrued and unpaid interest on the (i) Eligible Notes from and including the immediately previous interest payment date of such Eligible Notes, and (ii) New Notes from and including the original issue date of the New Notes issued pursuant to the USD New Notes Offering, in each case, to and excluding the Expected Settlement Date. Given that the Exchange Ratio accounts for such accrued and unpaid interest on the (i) Eligible Notes, Chile will make no separate payment (in cash or otherwise) to holders, and (ii) New Notes, holders will make no separate payment (in cash or otherwise) to Chile, in connection therewith.

We expect the Settlement Date to be the Expected Settlement Date. However, in the event the Settlement Date is delayed, the principal amount of New Notes you will be entitled to receive for the Eligible Notes you tendered and Chile accepted in the Exchange Offer will not be adjusted; provided that if the Settlement Date is delayed for more than seven business days from the Expected Settlement Date, the Exchange Ratio will be adjusted to account for any accrued and unpaid interest on the Eligible Notes and the New Notes to and excluding the Settlement Date, as communicated by the Republic. The Exchange Ratio will not account for or include interest accrued on and after the Expected Settlement Date on your Eligible Notes accepted for exchange, and similarly it will not account for interest accrued but unpaid on the New Notes on and after the Expected Settlement Date.

Determination and Announcement of Exchange Ratios

At or around 10:00 a.m., New York City time, on the Expiration Deadline, or as soon as practicable thereafter, Chile will determine the Exchange Ratio for each series of Eligible Notes based on its determination of the Eligible Notes Applicable Yield and the New Notes Applicable Yield applicable to each series of Eligible Notes and New Notes, respectively, as set forth under “Summary—Determination of Eligible Notes Applicable Yield and New Notes Applicable Yield.”

As soon as practical after such determination is made, Chile will announce the Exchange Ratio applicable to each series of Eligible Notes, together with the Eligible Notes Applicable Yield and the New Notes Applicable Yield by press release to the News Service.

All announcements by Chile pursuant to the Invitation will be made by issuing a press release using PRNewswire or other comparable news service, which we refer to as “News Service.”

Hypothetical Terms

Based on the assumptions described in Annex A, we have included therein a hypothetical (i) New Notes Applicable Yield, (ii) re-opening price, and (iii) New Notes Present Value, in each case applicable to each series of New Notes, and a hypothetical (i) Eligible Notes Applicable Yield, (ii) exchange price, (iii) Eligible Notes Present Value, and (iv) Exchange Ratio, in each case applicable to each series of Eligible Notes in exchange for the applicable New Notes. These amounts are for illustrative purposes only. Actual amounts will likely differ from these hypothetical figures, and that difference may be material.

Proration

Each offer to exchange any series of Eligible Notes is made as a separate, independent offer. Chile reserves the right, in its sole discretion, to select one or more series of Eligible Notes to be prorated on the basis of the same or different proration factors, and to select which series of each to accept.

As a result, some Eligible Notes may not be accepted pursuant to the Invitation, and will be returned to the holder thereof.

In the event of proration with respect to a series of Eligible Notes, the principal amount accepted of each offer to exchange such Eligible Notes will be determined by multiplying the principal amount tendered of such offer by the applicable proration rate and rounding the resulting amount down to the nearest US $1,000 principal amount of such series of Eligible Notes, as specified herein under “The Eligible Notes.”  Depending on the amount tendered and the proration factor applied, if the principal amount of Eligible Notes that are unaccepted and returned to a holder as a result of proration would result in less than the authorized minimum denomination being returned to such holder we will either accept or reject all of such Holder’s validly tendered Eligible Notes.

Acceptance of Offers

If Chile determines in its sole discretion to accept any tenders of Eligible Notes submitted pursuant to the Invitation, it will at or around 12:00 noon, New York City time, on the first business day after the Expiration Deadline, or as soon thereafter as possible, determine and announce by press release:

•	the expected aggregate principal amount of each series of Eligible Notes accepted in the Invitation (which could be zero for one or more series);

•	the expected proration factor for each series of Eligible Notes, if any; and

•	the expected aggregate amount of each series of New Notes to be issued pursuant to the Invitation.

This information will also be available from the Dealer Managers and the Information and Depositary Agent at the contact information provided on the inside back cover, and through such other means as Chile considers appropriate.

Chile reserves the right, in its sole discretion, to terminate the Invitation for any reason. Chile also reserves the right, in its sole discretion, not to accept any tenders of one or more series of Eligible Notes. Non-acceptance of tenders for one or more series of Eligible Notes shall not affect the Invitation for any other series of Eligible Notes. Termination of the Invitation for the Eligible Notes does not affect Chile’s Concurrent Offers. The Invitation is conditioned on the consummation of the USD New Notes Offering.

Chile may announce that offers to exchange Eligible Notes will be prorated even if the announcement of the results of the Invitation did not contain any expected proration factor for the Eligible Notes.

Once Chile has announced by press release issued to the News Service the final acceptance of any offers to exchange Eligible Notes in accordance with the terms of the Invitation, Chile’s acceptance will be irrevocable. Offers, as so accepted, shall constitute binding obligations of the tendering holders of Eligible Notes and Chile to settle the exchange, in the manner described under “Settlement.”

USD New Notes Offering

Along with the Invitation, Chile has offered New Notes for cash, which will be consolidated, form a single series and be fully fungible with the New Notes to be issued in the Invitation. Chile has made the USD New Notes Offering pursuant to a separate prospectus supplement filed with the SEC.

Announcements

Chile will make all of the foregoing announcements by press release issued to the News Service. Chile will also publish the results of the Invitation upon completion of the Invitation through such other means as Chile considers appropriate and as permitted by law. Chile may, in its sole discretion, extend or abridge the period for announcing the results of the Invitation.

Methodology Generally; No Recommendation

The relevant Exchange Ratio to exchange your Eligible Notes for New Notes does not necessarily have a relationship to actual value. You should independently analyze the value of the New Notes and of the Eligible Notes and make an independent assessment of the terms of the Invitation. None of Chile, the Dealer Managers or the Information and Depositary Agent has expressed any opinion as to whether the terms of the Invitation are fair. None of Chile, the Dealer Managers or the Information and Depositary Agent makes any recommendation that you offer to exchange Eligible Notes or refrain from offering to do so pursuant to the Invitation, and no one has been authorized by Chile, the Dealer Managers or the Information and Depositary Agent to make any such recommendation.

Denominations

Each series of Eligible Notes may be tendered only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof, except for the 3.625% Eligible Notes due 2042 which may be tendered only in minimum denominations of US$150,000 and integral multiples of US$1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Eligible Notes must continue to hold Eligible Notes in at least the minimum authorized denomination.   Each series of New Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1.00 in excess thereof. If, however, such eligible holder would be entitled to receive less than US$200,000 principal amount of New Notes of a particular series, the eligible holder’s tender will be rejected in full and the Eligible Notes subject to this tender will be returned to the eligible holder.

Tender Procedures

General

If holders wish to submit an offer pursuant to the Invitation, a holder, as the custodial entity or direct participant (as the case may be) through which a holder holds its Eligible Notes must submit, at or prior to the Expiration Deadline, its offer to exchange Eligible Notes in the applicable manner described below.

By submitting an offer with respect to any series of Eligible Notes and thereby offering to exchange them pursuant to the Invitation, holders are deemed to make certain acknowledgments, representations, warranties and undertakings to Chile, the Dealer Managers and the Information and Depositary Agent as set forth under “Holders’ Representations, Warranties and Undertakings.”

Offers with Respect to Eligible Notes Held in DTC

If holders hold their Eligible Notes through DTC, holders must arrange for a direct participant in DTC to submit their exchange offer to DTC through DTC’s Automated Tender Offer Program (“ATOP”) and follow the procedure for book-entry transfer set forth below. DTC has confirmed that the Invitation is eligible for ATOP. Accordingly, a DTC participant must electronically transmit its submission of an exchange offer in accordance with DTC’s ATOP procedures for the Invitation. DTC will then send an Agent’s Message to the Information and Depositary Agent.

The term “Agent’s Message” means a message, transmitted by DTC, received by the Information and Depositary Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the terms of the Invitation (as set forth in these Invitation Materials) and that Chile may enforce such agreement against such participant. Holders who intend to exchange their Eligible Notes on the day the Invitation expires should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

A holder’s offer must be submitted through DTC’s ATOP system in accordance with the deadlines and procedures established by DTC, and an Agent’s Message with respect to a holder’s exchange offer must be received by the Information and Depositary Agent at or prior to the Expiration Deadline.

Offers with Respect to Eligible Notes Held in Euroclear or Clearstream, Luxembourg

If holders hold their Eligible Notes through Euroclear or Clearstream, Luxembourg, holders must arrange for a direct participant in Euroclear or Clearstream, Luxembourg, as the case may be, to deliver their exchange offer, which includes “blocking” instructions (as defined below), to Euroclear or Clearstream, Luxembourg in accordance with the procedures and deadlines specified by Euroclear or Clearstream, Luxembourg at or prior to the Expiration Deadline.

“Blocking” instructions means:

•	irrevocable instructions to block any attempt to transfer a holder’s Eligible Notes on or prior to the settlement date;

•	irrevocable instructions to debit a holder’s account on or about the settlement date in respect of all of a holder’s Eligible Notes, or in respect such lesser portion of a holder’s Eligible Notes as are accepted for exchange or purchase by Chile, upon receipt of an instruction by the Information and Depositary Agent to receive a holder’s Eligible Notes for Chile, and

•	an irrevocable authorization to disclose, to the Information and Depositary Agent, the identity of the participant account holder and account information;

subject to the automatic withdrawal of the irrevocable instruction in the event that the Invitation is terminated by Chile and a holder’s right to withdraw a holder’s offer to exchange prior to the Expiration Deadline.

A holder’s exchange offer, which includes holder’s “blocking” instructions, must be delivered and received by Euroclear or Clearstream, Luxembourg in accordance with the procedures established by them and on or prior to the deadlines established by each of those clearing systems. Holders are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of “blocking” instructions to Euroclear or Clearstream, Luxembourg.

Exchange Offers with Respect to Eligible Notes Held by Custodians

If a holder holds its Eligible Notes through a custodian, a holder may not submit an exchange offer directly. Holders should contact that custodian to submit exchange offers on their behalf. In the event that a holder’s custodian is unable to submit an offer to exchange or “blocking” instructions through the applicable clearing system, as applicable, on a holder’s behalf, holders should contact the Dealer Managers for assistance in submitting its exchange offer. There can be no assurance that the Dealer Managers will be able to assist a holder in successfully submitting its exchange offer.

Deadlines

Holders are responsible for arranging the timely delivery of their exchange offer pursuant to one of the procedures above.

None of Chile, the Dealer Managers or the Information and Depositary Agent will be responsible for the communication of exchange offers by:

•	holders of Eligible Notes to the direct participant in DTC, Euroclear or Clearstream, Luxembourg through which they hold Eligible Notes; or

•	holders of Eligible Notes or the direct participant to the Information and Depositary Agent, DTC, Euroclear or Clearstream, Luxembourg.

If holders hold Eligible Notes through a broker, dealer, commercial bank or financial institution, holders should consult with that institution as to whether it will charge any service fees.

Irregularities

All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of exchange offers will be determined by Chile in its sole discretion, which determination will be final and binding. Chile reserves the absolute right to reject offers to exchange Eligible Notes that are not in proper form or for which any corresponding agreement by Chile to exchange would, in the opinion of Chile’s counsel, be unlawful. Chile reserves the absolute right to waive any of the conditions of the Invitation or defects in tenders. None of Chile, the Dealer Managers or the Information and Depositary Agent shall be under any duty to give notice to you, as the tendering holder, of any irregularities in the submission of offers, nor shall any of them incur any liability for the failure to give such notice.

Irrevocability; Withdrawal Rights

Each offer to exchange Eligible Notes will become irrevocable upon the expiration of the Invitation. However, any such offer may be withdrawn or revised prior to the Expiration Deadline by withdrawing the offer in accordance with the procedures established by, and within the respective deadlines of, DTC, Euroclear or Clearstream, Luxembourg, as the case may be. If you have requested that a custodian submit a tender offer on your behalf and you would like to withdraw or revise your tender offer, you should contact that custodian and request it to withdraw or revise your tender offer prior to the Expiration Deadline. You should be aware, however, that the custodian may impose earlier deadlines for withdrawing or revising a tender offer in accordance with its procedures. If Chile terminates the Invitation without accepting any offer to exchange Eligible Notes, all such offers shall automatically be deemed to be withdrawn.

If as a result of the proration specified in “—Exchange Offer—Proration” Chile does not accept some of your Eligible Notes offered in exchange for New Notes, any offer to exchange Eligible Notes not so accepted shall automatically be deemed to be withdrawn.

Discretion on the Part of Chile

Chile reserves the right not to accept any tenders in its sole discretion.

No Participation by Chile

Chile may not submit any offers to exchange Eligible Notes.

Participation by Chilean Governmental Agencies

Chilean public sector instrumentalities, and any corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality, will be permitted to submit offers to exchange Eligible Notes.

“Chilean public sector instrumentality” means any department, ministry or agency of Chile, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Participation by the Dealer Managers

The Dealer Managers and certain of their affiliates will be permitted to submit offers on behalf of holders of Eligible Notes and on their own behalf. With respect to such orders, receipt of instructions in Euroclear, Clearstream, Luxembourg or DTC may be after the Expiration Deadline at Chile’s sole and absolute discretion.

Term of Invitation, Termination, Amendments

The Invitation will expire at 5:00 p.m., New York City time, on the day of the Expiration Deadline, unless Chile in its sole discretion extends it or terminates it earlier.

At any time before 5:00 p.m., New York City time, on the day of the Expiration Deadline, Chile may, in its sole discretion:

•	terminate the Invitation, including with respect to offers to exchange Eligible Notes submitted prior to the time of the termination; or

•	amend the Invitation from time to time in any fashion.

At any time before 9:00 a.m., New York City time, on the first business day after the Expiration Deadline, Chile may, in its sole discretion, announce that it has extended the Invitation past the originally scheduled Expiration Deadline. Chile also reserves the right, in its sole discretion, not to accept tenders for, or issue, New Notes.

Publication

All announcements by Chile pursuant to the Invitation will be made by issuing a press release using PRNewswire or other comparable news service, which we refer to as “News Service.”

Information about the Invitation will be published, to the extent provided in the Invitation Materials, by means of the news media in accordance with applicable law and, with regard to the commencement and the results of the Invitation by an announcement through the News Service and through such other means as Chile considers appropriate and as permitted by law. Holders may obtain information about the Invitation by contacting the Dealer Managers, the Information and Depositary Agent at the addresses and telephone numbers listed on the inside back cover of the Invitation Materials.

Settlement

Under the current schedule, the Expected Settlement Date will be July 12, 2023, being the fourth business day following the Expiration Deadline. Each Exchange Ratio, Eligible Notes Consideration, New Notes Consideration, Eligible Notes Applicable Yield and New Notes Applicable Yield will be determined assuming that settlement takes place on the Expected Settlement Date.

We expect the Settlement Date of the Invitation to be the Expected Settlement Date. However, in the event the Settlement Date is delayed, the principal amount of New Notes you will be entitled to receive for the Eligible Notes you tendered and Chile accepted in the Exchange Offer will not be adjusted; provided that if the Settlement Date is delayed for more than seven business days from the Expected Settlement Date, the Exchange Ratio will be adjusted to account for any accrued and unpaid interest on the Eligible Notes and the New Notes to and excluding the Settlement Date, as communicated by the Republic. The Exchange Ratio will not account for interest accrued on and after the Expected Settlement Date on your Eligible Notes accepted for exchange, and similarly it will not account for interest accrued but unpaid on the New Notes on and after the Expected Settlement Date. See “Pricing Terms.”

On the Settlement Date:

•	if Chile has accepted your offer to exchange Eligible Notes, you, as the identified account holder, or DTC, Euroclear or Clearstream, Luxembourg, on your behalf, as the case may be, must deliver to Chile good and marketable title to your Eligible Notes, free and clear of all liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind; and

•	in return you will receive solely by credit to the DTC, Euroclear or Clearstream, Luxembourg account in which your Eligible Notes being exchanged were held, the New Notes to which you are entitled.

The determination by Chile of any calculation or quotation made with respect to the Invitation shall be made assuming that the settlement takes place on the Expected Settlement Date and will be conclusive and binding on you, absent manifest error.

Market for the Eligible Notes and New Notes

Chile intends to cancel all Eligible Notes acquired by it pursuant to the Invitation following the Settlement Date. Accordingly, the exchange of Eligible Notes pursuant to the Invitation will reduce the aggregate principal amount of Eligible Notes that otherwise might trade in the market, which could adversely affect the liquidity and market value of the remaining Eligible Notes not offered or accepted pursuant to the Invitation. Eligible Notes not exchanged or purchased pursuant to the Invitation will remain outstanding.

Application will be made for each series of New Notes to be admitted for trading to the ISM. The ISM is not a regulated market for the purposes of UK MiFIR. The ISM is a market designated for professional investors. New Notes admitted to trading on the ISM are not admitted to the Official List of the FCA. Neither the FCA nor the London Stock Exchange has approved, reviewed or verified the contents of this prospectus supplement.

No assurance can be given as to the liquidity of the trading market for the New Notes. The price at which the New Notes will trade in the secondary market is uncertain.

DESCRIPTION OF THE NEW NOTES

Chile will issue each series of the New Notes under the indenture entered into on December 12, 2014, as supplemented by the first supplemental indenture dated as of May 27, 2015, between Chile and The Bank of New York Mellon, as trustee. The indenture, as it may be amended from time to time, is referred to herein as the “indenture.” The information contained in this section summarizes the principal terms of the New Notes. The prospectus to which this prospectus supplement is attached contains a summary of the indenture and other general terms of the New Notes. You should review the information contained herein and in the accompanying prospectus. You should also read the indenture and the form of the New Notes before making your investment decision. Chile has filed a form of the indenture with the SEC. Copies of the indenture will also be made available at the offices of the trustee.

General Terms of the New Notes

The 2036 Notes will:

•	be initially issued on or about July 5, 2023;

•	mature on January 5, 2036; and

•	will be consolidated, form a single series and be fully fungible with Chile’s 2036 Notes to be issued pursuant to the USD New Notes Offering.

The 2054 Notes will:

•	be initially issued on or about July 5, 2023;

•	mature on January 5, 2054; and

•	will be consolidated, form a single series and be fully fungible with Chile’s 2054 Notes to be issued pursuant to the USD New Notes Offering

The New Notes will:

•	be issued in denominations of US$200,000 and integral multiples of US$1.00 in excess thereof;

•	constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged;

•	rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile (it being understood that this provision will not be construed so as to require Chile to make payments under the New Notes ratably with payments being made under any other external indebtedness);

•	be represented by one or more global securities in book-entry, registered form only;

•	be registered in the name of a nominee of DTC, and recorded on, and transferred through, the records maintained by DTC and its participants, including the depositaries for Euroclear or Clearstream, Luxembourg;

•	be redeemable at the option of Chile before maturity. See “—Optional Redemption” in this prospectus supplement; and

•	contain “collective action clauses” under which Chile may amend certain key terms of the New Notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the New Notes.

Interest on the New Notes will:

•	in the case of the 2036 Notes, accrue at a rate of 4.950% per year, subject to the paragraphs immediately below, commencing on July 5, 2023 and ending on the maturity date of the 2036 Notes;

•	in the case of the 2054 Notes, accrue at a rate of 5.330% per year, subject to the paragraphs immediately below, commencing on July 5, 2023 and ending on the maturity date of the 2054 Notes;

•	be payable semi-annually on January 5 and July 5 of each year, commencing on January 5, 2024, to persons in whose names the New Notes in the form of global securities are registered at the close of business on January 4 and July 4, as the case may be, preceding each payment date; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding the foregoing, under the terms of the:

(i) 2036 Notes, from and including January 5, 2034 (the “Interest Rate Step Up Date”), the interest rate payable on the 2036 Notes shall be increased by either 25 or 50 basis points to an annual rate of 5.200% or 5.450% (the initial interest rate plus such increase being referred to as the “2036 Notes Subsequent Rate of Interest”), in each case, as set forth in the immediately succeeding paragraph, and

(ii) 2054 Notes, from and including the Interest Rate Step Up Date, the interest rate payable on the 2054 Notes shall be increased by either five or 10 basis points to an annual rate of 5.380% or 5.430% (the initial interest rate plus such increase being referred to as the “2054 Notes Subsequent Rate of Interest”), in each case, as set forth in the immediately succeeding paragraph, in each of (i) and (ii) above unless at least 30 days prior to the Interest Rate Step Up Date (the “Notification Date”) Chile has delivered an officers’ certificate to the trustee (the “Satisfaction Notification”) certifying that (x) each of the SPT Events has been satisfied and (y) the satisfaction of each SPT Event has been verified in the Verification Reports, which shall be published on Chile’s website.

If, as of the Notification Date, Chile has not delivered a Satisfaction Notification to the trustee confirming satisfaction with, and published the Verification Reports verifying the satisfaction of, (i) (a) both the SPT Event 1a and the SPT Event 1b, the interest rate payable on the 2036 Notes will be increased by 25 basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date, and (b) the SPT Event 3, the interest rate payable on the 2036 Notes will be increased by 25 basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date; and (ii) (a) both the SPT Event 1a and the SPT Event 1b, the interest rate payable on the 2054 Notes will be increased by five basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date of the 2054 Notes, and (b) the SPT Event 3, the interest rate payable on the 2054 Notes will be increased by five basis points per year from and including the Interest Rate Step Up Date up to but excluding the maturity date of the 2054 Notes. See “Description of the New Notes—General Terms of the New Notes” in this prospectus supplement.

For the avoidance of doubt, if, as of the Notification Date, Chile has not delivered a Satisfaction Notification to the trustee confirming satisfaction with, and published the Verification Reports verifying the satisfaction of: (i) both the SPT Event 1a and the SPT Event 1b, and (ii) the SPT Event 3, the interest rate payable on the (a) 2036 Notes will be increased by a total of 50 basis points per year from and including the Interest Rate Step Up Date, up to but excluding the maturity date of the 2036 Notes, and (b) 2054 Notes will be increased by a total of 10 basis points per year from and including the Interest Rate Step Up Date, up to but excluding the maturity date of the 2054 Notes.

The trustee will have no obligation to calculate or verify the calculation of the interest rate payable on the New Notes, including the 2036 Notes Subsequent Rate of Interest or the 2054 Notes Subsequent Rate of Interest, as applicable. Additionally, the Trustee will have no obligation to verify the satisfaction of any SPT Event or verify any other information contained in a Satisfaction Notification. The Trustee will froward the Satisfaction Notification to Holders upon Chile’s written request.

Chile may (i) appoint a qualified provider, as determined by Chile in good faith, of third-party assurance or attestation services to review Chile’s statement of the KPI 1 and KPI 3, or (ii) substitute the KPI 1 External Report or KPI 3 External Report with similar reports produced by any independent entities or bodies, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such reports make their production impossible or impracticable.

Each of the targets in the SPT Event 1a, the SPT Event 1b and the SPT Event 3 will be adjusted, as notified by Chile to the trustee in an officer’s certificate, to any other more ambitious target included in a sustainability performance target event set forth in any sustainability-linked notes that Chile may issue subsequent to the issuance of the New Notes. For purposes of the foregoing, a “more ambitious target” means, with regards to the (i) SPT Event 1a, a target providing for annual Absolute GHG Emissions of less than 95 MtCO2e by December 31, 2030, (ii) SPT Event 1b, a target providing for maximum Absolute GHG Emissions budget of less than 1,100 MtCO2e between January 1, 2020 and December 31, 2030, and (iii) SPT Event 3, a target providing for achieving over 40.0% of women on the boards of directors at Reporting Companies by December 30, 2031. Any such adjustment will become effective as of and from the time of Chile’s notification to the trustee.

Certain definitions:

“Absolute GHG Emissions” means GHG emissions from sectors included in Chile’s National Greenhouse Gases Inventory (i.e., energy, industrial processes and product use, agriculture and waste, excluding the land use, land use change and forestry sector), which covers Chile’s entire territory and includes carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and nitrogen trifluoride, measured in MtCO2e.

“External Reports” means the KPI 1 External Reports and the KPI 3 External Reports.

“KPI 1” means the Absolute GHG Emissions.

“KPI 1 External Reports” means such reports addressing the review and verification of the performance of KPI 1 expected to be produced every two years according to the international standard established by the Intergovernmental Panel on Climate Change before the United Nations Framework Convention on Climate Change, and which is performed, as of the date of the issuance of the New Notes, by a team of technical experts of the United Nations Framework Convention on Climate Change in its international consultation and analysis process.

“KPI 1 Verification Report” means such report to be published by Chile on its website on or prior to November 30, 2033 containing the information on the most recent KPI 1 External Report and indicating if, pursuant to the information included in such KPI 1 External Report, Chile has satisfied the SPT Event 1.

“KPI 3” means Percentage of Women in Board Member Positions at Reporting Companies.

“KPI 3 External Reports” means the Gender Indicator of Chilean Companies Reports (Reporte de Indicadores de Género de las Empresas en Chile), which includes the participation of the International Labor Organization and Chile Mujeres, a Chilean non-governmental organization, addressing the review and performance of KPI 3.

“KPI 3 Verification Report” means such report to be published by Chile on its website on or prior to November 30, 2033, containing the information on the most recent applicable KPI 3 External Report and indicating if, pursuant to the information included in such KPI 3 External Report, Chile has satisfied the SPT Event 3.

“MtCO2e” means metric tons of carbon dioxide equivalent.

“Percentage of Women in Board Member Positions at Reporting Companies” means the percentage resulting from dividing (i) the total number of women on the boards of directors at Reporting Companies, by (ii) the total number of board of director positions at Reporting Companies, in each case taken as an aggregate number across all Reporting Companies.

“Reporting Companies” means companies that are subject to the oversight of the Financial Market Commission (Comisión para el Mercado Financiero).

“SLB Framework” means the updated Sustainability-Linked Bond Framework adopted by Chile in June 2023.

“SPT Event 1” means each of the SPT Event 1a and the SPT Event 1b.

“SPT Event 1a” means achieving annual Absolute GHG Emissions of 95 MtCO2e by December 31, 2030.

“SPT Event 1b” means achieving a maximum Absolute GHG Emissions budget of 1,100 MtCO2e between January 1, 2020 and December 31, 2030.

“SPT Event 3” means achieving at least 40.0% of women on the boards of directors at Reporting Companies by December 30, 2031.

“SPT Events” means each of the SPT Event 1 and SPT Event 3.

“Verification Reports” means the KPI 1 Verification Report and the KPI 3 Verification Report.

Optional Redemption

Optional Redemption – 2036 Notes

Prior to October 5, 2035 (three months prior to their maturity date) (the “2036 Notes Par Call Date”), Chile may redeem the 2036 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (calculated at a rate of 4.950% per year until the interest period immediately following the Interest Rate Step Up Date, at which point the interest rate shall be (i) if the redemption is exercised before Chile delivers the Satisfaction Notification to the Trustee, the highest 2036 Notes Subsequent Rate of Interest as set forth under “—General Terms of the New Notes” or (ii) if the redemption is exercised after Chile delivers the Satisfaction Notification to the Trustee, 4.950% or the applicable 2036 Notes Subsequent Rate of Interest as set forth under “—General Terms of the New Notes” depending on whether Chile has satisfied the SPT Events, as verified in the Verification Reports) discounted to the redemption date (assuming the 2036 Notes matured on the 2036 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2036 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2036 Notes Par Call Date, Chile may redeem the 2036 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Chile in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Chile after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Chile shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2036 Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2036 Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Chile shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2036 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2036 Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2036 Notes Par Call Date, one with a maturity date preceding the 2036 Notes Par Call Date and one with a maturity date following the 2036 Notes Par Call Date, Chile shall select the United States Treasury security with a maturity date preceding the 2036 Notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2036 Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Chile shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Chile’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible to calculate or verify the redemption price (or any element thereof) in connection with any redemption.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of 2036 Notes to be redeemed.

In the case of a partial redemption, selection of the 2036 Notes for redemption will be made, in the case of certificated 2036 Notes, pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, or in the case of global 2036 Notes, in accordance with applicable depositary policies and procedures. No 2036 Notes of a principal amount of US$1.00 or less will be redeemed in part. If any 2036 Note is to be redeemed in part only, the notice of redemption that relates to the 2036 Note will state the portion of the principal amount of the 2036 Note to be redeemed. A new 2036 Note in a principal amount equal to the unredeemed portion of the 2036 Note will be issued in the name of the holder of the 2036 Note upon surrender for cancellation of the original 2036 Note. For so long as the 2036 Notes are held by DTC (or another depositary), the redemption of the 2036 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless Chile defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2036 Notes or portions thereof called for redemption.

Optional Redemption – 2054 Notes

Prior to July 5, 2053 (six months prior to their maturity date) (the “2054 Notes Par Call Date”), Chile may redeem the 2054 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (calculated at a rate of 5.330% per year until the interest period immediately following the Interest Rate Step Up Date, at which point the interest rate shall be (i) if the redemption is exercised before Chile delivers the Satisfaction Notification to the Trustee, the highest 2054 Notes Subsequent Rate of Interest as set forth under “—General Terms of the New Notes” or (ii) if the redemption is exercised after Chile delivers the Satisfaction Notification to the Trustee, 5.330% or the applicable 2054 Notes Subsequent Rate of Interest as set forth under “—General Terms of the New Notes” depending on whether Chile has satisfied the SPT Events, as verified in the Verification Reports) discounted to the redemption date (assuming the 2054 Notes matured on the 2054 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2054 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2054 Notes Par Call Date, Chile may redeem the 2054 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2054 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Chile in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Chile after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Chile shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2054 Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2054 Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Chile shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2054 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2054 Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2054 Notes Par Call Date, one with a maturity date preceding the 2054 Notes Par Call Date and one with a maturity date following the 2054 Notes Par Call Date, Chile shall select the United States Treasury security with a maturity date preceding the 2054 Notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2054 Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Chile shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Chile’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of 2054 Notes to be redeemed.

In the case of a partial redemption, selection of the 2054 Notes for redemption will be made, in the case of certificated 2054 Notes, pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, or in the case of global 2054 Notes, in accordance with applicable depositary policies and procedures. No 2054 Notes of a principal amount of US$1.00 or less will be redeemed in part. If any 2054 Note is to be redeemed in part only, the notice of redemption that relates to the 2054 Note will state the portion of the principal amount of the 2054 Note to be redeemed. A new 2054 Note in a principal amount equal to the unredeemed portion of the 2054 Note will be issued in the name of the holder of the 2054 Note upon surrender for cancellation of the original 2054 Note. For so long as the 2054 Notes are held by DTC (or another depositary), the redemption of the 2054 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless Chile defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2054 Notes or portions thereof called for redemption.

Payments of Principal and Interest

For purposes of all payments of interest, principal or other amounts contemplated herein, “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation, or executive order to close in New York City.

If any date for an interest or principal payment on a New Note is not a business day, Chile will make the payment on the next business day. No interest on the New Notes will accrue as a result of any such delay in payment.

If any money that Chile pays to the trustee or to any paying agent to make payments on any New Note is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile upon Chile’s written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Chile will hold the unclaimed money in trust for the relevant holders until five years from the date on which the payment first became due.

Paying Agents; Transfer Agents; Registrar

Until the New Notes are paid, Chile will maintain a principal paying agent, a transfer agent and a registrar in New York City. Chile has initially designated the corporate trust office of the trustee as the agency for each such purpose and as the place where the register will be maintained. You can contact the paying agent and transfer agent at the addresses listed on the inside back cover of this prospectus supplement.

Further Issues

Chile may from time to time, without the consent of the holders, increase the size of the issue of each series of the New Notes, or issue additional debt securities having the same terms and conditions as each series of the New Notes in all respects, except for the issue date, issue price and first payment on those additional New Notes or debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding New Notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding New Notes. Additional debt securities of a series issued in this manner will be consolidated and form a single series with the previously outstanding New Notes.

The 2036 Notes to be issued in exchange for Group A Notes will be consolidated, form a single series and be fully fungible with Chile’s 2036 Notes to be issued pursuant to the USD New Notes Offering.

The 2054 Notes to be issued in exchange for Group A Notes or Group B Notes will be consolidated, form a single series and be fully fungible with Chile’s 2054 Notes to be issued pursuant to the USD New Notes Offering.

Notices

Chile will publish notices in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and Financial Times, respectively).

In addition to the above, Chile will mail notices to holders at their registered addresses. So long as the New Notes are represented by a global security deposited with a custodian for the common depositary for Euroclear and Clearstream, Luxembourg, notices to be given to holders will be given to Euroclear and Clearstream, Luxembourg in accordance with their applicable policies as in effect from time to time. If we issue New Notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

USD New Notes Offering

Along with the Invitation, Chile has offered New Notes for cash, which will be consolidated, form a single series and be fully fungible with the New Notes to be issued in the Invitation. Chile has made the USD New Notes Offering pursuant to a separate prospectus supplement filed with the SEC.

TAXATION

The following discussion summarizes certain Chilean and U.S. federal income tax considerations that may be relevant to you if you exchange Eligible Notes for New Notes and to your acquisition, ownership and disposition of the New Notes. This summary is based on laws and regulations in effect in Chile and laws, regulations, rulings and decisions now in effect in the United States, which may change. Any change could apply retroactively and could affect the continued validity of this summary. This discussion supplements, and to the extent that it differs, replaces the “Taxation” section contained in the prospectus.

Chilean Income Tax Consequences

The following discussion summarizes certain aspects of Chilean income taxation that may be relevant to a holder if a holder is a Non-Resident Holder of Eligible Notes. For the purposes of this summary, a holder is a “Non-Resident Holder” if it is a holder of Eligible Notes that is an individual that is a non-resident of Chile or a legal entity that is neither organized in, nor maintains a permanent establishment in Chile. This summary may also be relevant to a holder if it is a Non-Resident Holder of Eligible Notes in connection with the holding and disposition of Eligible Notes or New Notes. The summary is based on Chilean laws, rules and regulations now in effect, all of which may change. This summary is not intended to constitute a complete analysis of the income tax consequences under Chilean law of the receipt, ownership or disposition of the Eligible Notes or the New Notes, in each case, if a holder is a non-resident of Chile, nor to describe any of the tax consequences that may be applicable to a holder if it is a resident of Chile.

Under Chilean law, as currently in effect, if a holder is a Non-Resident Holder of notes, principal payments on the notes will not be subject to Chilean income or withholding tax. If a holder is a Non-Resident Holder and it obtains capital gains resulting from any trades of notes effected between or in respect of accounts maintained by or on behalf of it, it will not be subject to Chilean income or other Chilean taxes where it has no connection with Chile other than as a holder of an interest in notes. If a holder is a Non-Resident Holder, payments of principal on notes to it, and any gain realized upon the disposition of notes by it, will not be subject to Chilean taxes.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences to a U.S. holder (as defined below) pursuant to the Invitation and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the Invitation. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations (“Treasury Regulations”) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with beneficial owners of Eligible Notes that hold the Eligible Notes as capital assets and will hold their New Notes as capital assets. To the extent this discussion addresses the U.S. federal income tax consequences to U.S. holders of owning or disposing of New Notes, it assumes the New Notes were acquired by the U.S. holder pursuant to the Exchange Offer. This summary does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, entities taxed as partnerships or the partners therein, non-resident alien individuals present in the United States for more than 182 days in a taxable year, former United States citizens or residents, United States persons (as defined below) holding the debt securities in connection with a trade or business conducted outside the United States, U.S. citizens or lawful permanent residents living abroad, or United States persons whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special rules for the taxable year of inclusion for accrual basis taxpayers under Section 451(b) of the Code or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. U.S. holders (as defined below) of Eligible Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the Invitation and of ownership and disposition of New Notes.

In general, a United States person who holds Eligible Notes or owns a beneficial interest in Eligible Notes and exchanges the Eligible Notes pursuant to the Invitation (a “U.S. holder”) will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

•	an individual who is a citizen or resident of the United States,

•	a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if (i) a United States court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.

Tax Considerations of the Invitation

Exchange of the Eligible Notes

The tax consequences of the exchange of a debt instrument for a new debt instrument will depend on whether the exchange is treated as resulting in a “significant modification” of the original debt instrument. The exchange of a debt instrument for a new debt instrument constitutes a “significant modification” for U.S. federal income tax purposes if the new instrument differs materially either in kind or in extent from the original debt instrument (a “Significant Modification”). An exchange of a debt instrument that is not a Significant Modification does not create an “exchange” for U.S. federal income tax purposes.

The exchange of a debt instrument for a new debt instrument is a Significant Modification if, based on all the facts and circumstances and taking into account all modifications of the original debt instrument collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” A change in the timing of payments on a debt instrument is a Significant Modification if the change in timing of payments results in the material deferral of scheduled payments either through an extension of the final maturity or through deferral of payments due prior to maturity. The materiality of the deferral depends on all the facts and circumstances, including the length of the deferral, the original term of the instrument, the amounts of the payments that are deferred, and the time period between the modification and the actual deferral of payments. Pursuant to a safe harbor rule, a deferral of a scheduled payment for a period equal to the lesser of fifty percent (50%) of the original term of the instrument and five (5) years from the original due date of the first payment that is deferred is not treated as a material deferral. Additionally, a change in yield of a debt instrument is a Significant Modification if the yield of the new instrument (determined taking into account any accrued interest and any payments made to the holder as consideration for the exchange) varies from the yield on the original instrument (determined as of the date of the exchange) by more than the greater of (i) 5% of the annual yield of the original instrument or (ii) 25 basis points. The yield of the original instrument is calculated based on its adjusted issue price on the date of the exchange, and may differ from the yield at which the instrument is trading in the market.

Based on the foregoing rules, Chile intends to take the position (and the remainder of this discussion assumes) that the exchange of Eligible Notes for New Notes pursuant to the Invitation should be treated as a Significant Modification of the Eligible Notes for U.S. federal income tax purposes.

As a result of treatment of the exchange as a Significant Modification, an exchange of an Eligible Note by a U.S. holder pursuant to the Invitation generally will be a taxable transaction to such U.S. holder for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss on the exchange of an Eligible Note equal to the difference between (1) the amount realized on the exchange of the Eligible Note and (2) the U.S. holder’s adjusted tax basis in the Eligible Note. A U.S. holder’s adjusted tax basis in an Eligible Note generally will be its dollar cost increased by the amount of any original issue discount (“OID”) or market discount with respect to the Eligible Note that has previously been taken into income by the U.S. holder and reduced by the amount of any amortizable bond premium previously deducted with respect to the Eligible Note. The amount realized in the exchange will be equal to the issue price of the New Notes received in exchange for Eligible Notes, plus any cash received in the exchange. The issue price of the New Notes is expected to be the first price at which a substantial amount of the New Notes are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers under the USD New Notes Offering. The amount realized does not include the amount attributable to accrued but unpaid interest on an Eligible Note, which will be taxable as such (as described below). If a portion of the Eligible Notes tendered by a U.S. holder is not accepted in the Invitation as a result of proration, U.S. holders that purchased Eligible Notes of a particular series at different prices or times should consult their tax advisors in order to ascertain their adjusted tax basis in the Eligible Notes sold pursuant to the Invitation.

Except to the extent recharacterized as ordinary income pursuant to the market discount rules (as discussed below), any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the exchange, the U.S. holder’s holding period in the Eligible Note is more than one year. The deductibility of capital losses is subject to limitations.

Market Discount

Gain recognized by a tendering U.S. holder will be treated as ordinary income to the extent of any market discount on the Eligible Notes that has accrued during the period that the tendering U.S. holder held the Eligible Notes and that has not previously been included in income by the U.S. holder. An Eligible Note generally will be treated as purchased at a market discount if the stated nominal amount of the Eligible Note exceeded the amount for which the U.S. holder purchased the Eligible Note by at least 0.25 per cent. of the Eligible Note’s stated nominal amount multiplied by the number of complete years from the date acquired by the U.S. holder to the Eligible Note’s maturity. Market discount accrues on a straight-line basis, unless such U.S. holder elected to accrue the market discount under a constant-yield method.

Accrued Interest

Amounts attributable to accrued and unpaid interest on an Eligible Note (including any taxes withheld and any additional amounts paid with respect thereto) will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, depending on such U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest paid on the Eligible Notes constitutes income from sources outside the United States.

If you are a U.S. holder, withholding tax levied by the government of Chile may be eligible:

•	for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions, or

•	for deduction in computing your taxable income.

The availability of a credit for foreign taxes against your United States federal income tax liability (including the calculation of the foreign tax credit) or a deduction in computing your taxable income involves the application of rules that depend on your particular circumstances and a U.S. Holder seeking to deduct such foreign taxes generally must elect not to claim a foreign tax credit for any other non-U.S. taxes paid or accrued during the relevant taxable year. In addition, recently issued final U.S. Treasury regulations have imposed additional requirements that must be met for a foreign tax to be creditable. To benefit from a foreign tax credit or deduction with respect to the Chilean withholding tax, you may be required to furnish to the United States Internal Revenue Service (the “IRS”) a receipt evidencing that tax was withheld and paid by Chile or by a local custodian or other agent on your behalf. Chile does not intend to provide such a receipt or other direct evidence that tax was withheld with respect to interest. The IRS may, in its discretion, accept secondary evidence of the withholding and of the amount of the tax so withheld. Secondary evidence of withholding and payment of tax may include your books of account and the rates of taxation prevailing in Chile during the relevant period. You should consult with your own tax advisors regarding the availability of foreign tax credits or deductions against your taxable income for foreign taxes and the treatment of any additional amounts paid in respect of such taxes.

Non-Tendering U.S. Holders

A U.S. holder who does not tender its Eligible Notes pursuant to the Invitation or does not have its tender of Eligible Notes accepted for purchase pursuant to the Invitation should not recognize any gain or loss for U.S. federal income tax purposes and should have the same holding period and adjusted tax basis with respect to its Eligible Notes as immediately before the Invitation.

Tax Considerations for Non-U.S. Holders

Except as described under “Information Reporting and Backup Withholding”, non-U.S. holders who do not hold the Eligible Notes in connection with a trade or business conducted in the United States and who are not individuals present in the United States for 183 days or more during the year that includes the Invitation generally will not be subject to U.S. federal income or withholding taxes on the exchange of Eligible Notes pursuant to the Invitation.

Tax Considerations of Holding and Disposing of the New Notes

Taxation of Interest and Additional Amounts

If you are a U.S. holder, the interest on the New Notes (including any amounts withheld and any additional amounts paid with respect thereto) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes. This discussion assumes that the New Notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Interest payments (including additional amounts) will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute “passive category income.” If you are a U.S. holder, withholding tax levied by the government of Chile may be eligible:

•	for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions, or

•	for deduction in computing your taxable income.

The availability of a credit for foreign taxes against your United States federal income tax liability (including the calculation of the foreign tax credit) or a deduction in computing your taxable income involves the application of rules that depend on your particular circumstances and a U.S. holder seeking to deduct such foreign taxes generally must elect not to claim a foreign tax credit for any other non-U.S. taxes paid or accrued during the relevant taxable year. In addition, recently issued final U.S. Treasury regulations have imposed additional requirements that must be met for a foreign tax to be creditable. To benefit from a foreign tax credit or deduction with respect to the Chilean withholding tax, you may be required to furnish to the IRS a receipt evidencing that tax was withheld and paid by Chile or by a local custodian or other agent on your behalf. Chile does not intend to provide such a receipt or other direct evidence that tax was withheld with respect to interest. The IRS may, in its discretion, accept secondary evidence of the withholding and of the amount of the tax so withheld. Secondary evidence of withholding and payment of tax may include your books of account and the rates of taxation prevailing in Chile during the relevant period. You should consult with your own tax advisors regarding the availability of foreign tax credits or deductions against your taxable income for foreign taxes and the treatment of additional amounts paid in respect of such taxes.

Taxation of Dispositions

If you are a U.S. holder, when you sell, exchange or otherwise dispose of the New Notes, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your adjusted tax basis in the New Notes.

Your adjusted tax basis in a New Note generally will be the issue price of the New Note reduced by any payments other than payments of qualified stated interest made on such New Note. Your amount realized upon the sale, exchange or retirement of a New Note will be the amount received (reduced by an amount, if any, attributable to accrued but unpaid stated interest, which is taxable in the manner described above under “—Taxation of Interest and Additional Amounts”).

Gain or loss realized by a U.S. holder on such sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the New Notes have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. holder generally will be U.S. source gain or loss. The rules governing foreign tax credits are complex. U.S. holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the New Notes.

Tax Considerations for Non-U.S. Holders

Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a U.S. holder, the interest payments (including any additional amounts) that you receive on the New Notes generally will be exempt from United States federal income tax, and without any United States withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the IRS to establish that you are not a U.S. holder.

If you are not a U.S. holder, any gain you realize on a sale or exchange (including a deemed sale or exchange) of the New Notes generally will be exempt from United States federal income tax, and without any United States withholding tax, unless:

•	your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

•	you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a “tax home” in the United States.

Foreign Financial Asset Reporting

Certain U.S. holders that own certain foreign financial assets, including debt of foreign entities, with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year may be required to file an information report with respect to such assets with their tax returns. Failure to comply with this requirement may result in the imposition of substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. U.S. holders are urged to consult their tax advisors regarding the application of these reporting requirements to their ownership of the New Notes.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with the exchange of Eligible Notes for New Notes and the ownership and disposition of the New Notes. You may also be subject to backup withholding tax requirements with respect to the proceeds from the exchange of the Eligible Notes and the ownership and disposition of the New Notes. If you are a U.S. holder, you generally will not be subject to a United States backup withholding tax on these proceeds if you provide your taxpayer identification number and certify that you are not subject to backup withholding. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder. You should consult with your own tax advisors concerning these rules and any other reporting obligations that may apply to the exchange of Eligible Notes for New Notes and the ownership and disposition of the New Notes.

PLAN OF DISTRIBUTION

Chile has entered into a dealer manager agreement with the Dealer Managers for the Invitation. Pursuant to the dealer manager agreement, Chile has:

•	retained the Dealer Managers to act, directly or through affiliates, as the Dealer Managers in connection with the Invitation,

•	agreed to pay the fee set forth in the dealer manager agreement to the Dealer Managers for soliciting acceptances of the Invitation. Such fee is based on the aggregate principal amount of the Eligible Notes exchanged or tendered pursuant to the Invitation and will be payable on the consummation of the Invitation,

•	agreed to reimburse the Dealer Managers for certain expenses in connection with the Invitation, and

•	agreed to indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Dealer Managers may be required to make because of those liabilities.

The dealer manager agreement contains various other representations, warranties, covenants and conditions customary for agreements of this sort.

At any given time, the Dealer Managers may trade the Eligible Notes or other debt securities of Chile for their own accounts or for the accounts of customers and may accordingly hold a long or short position in the Eligible Notes or other securities of Chile.

If the Dealer Managers acquire any New Notes pursuant to the Invitation, they may resell the New Notes from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale.

The Dealer Managers and their affiliates have provided, and expect to provide in the future, financial advisory, investment banking and general banking services to Chile and its governmental agencies and instrumentalities, for which they have received and expect to receive customary fees and commission. The Dealer Managers and their affiliates may, from time to time, engage in transactions with and perform services for Chile in the ordinary course of business. In addition, the Dealer Managers and/or their affiliates will act as joint book runners and underwriters of the USD New Notes Offering.

Global Bondholder Services Corporation is the Information and Depositary Agent in connection with the Invitation.

Chile has agreed to:

•	pay the Information and Depositary Agent customary fees for its services, and

•	reimburse the Information and Depositary Agent for certain of its out-of-pocket expenses in connection with the Invitation.

HOLDERS’ REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

By tendering Eligible Notes, the holder of such tendered Eligible Notes is deemed to acknowledge, represent, warrant and undertake to Chile, the Dealer Managers and the Information and Depositary Agent that it is a holder of Eligible Notes and that as of the Expiration Deadline and on the settlement date:

(1)	it has received and reviewed the Invitation Materials and understands and agrees to all terms and conditions;

(2)	it understands that the tender of Eligible Notes pursuant to any of the procedures set forth in the Invitation Materials will constitute its acceptance of the terms and conditions of the Invitation;

(3)	upon the terms and subject to the conditions of the Invitation, it irrevocably accepts the Invitation in respect of the principal amount of Eligible Notes that it is tendering and related accrued and unpaid interest thereon and, subject to and effective upon exchange or purchase of the tendered Eligible Notes on the settlement date, it sells/exchanges, assigns and transfers to, or to the order of, Chile all right, title and interest in and to all of the Eligible Notes (and related accrued and unpaid interest thereon) tendered by such holder;

(4)	it has (a) arranged for a direct participant in DTC, Euroclear or Clearstream, Luxembourg as appropriate, to deliver tender instructions with respect to the Eligible Notes to DTC, Euroclear or Clearstream, Luxembourg, as appropriate, in the manner specified in the Invitation prior to 5:00 p.m., New York City time, on the day of the Expiration Deadline, (b) authorized DTC, Euroclear or Clearstream, Luxembourg as appropriate, in accordance with their procedures and deadlines, to (i) block any attempt to transfer prior to the settlement date such Eligible Notes, (ii) cancel such Eligible Notes (or such lesser portion as shall be accepted for tender by Chile) upon receipt of an instruction from the Information and Depositary Agent on or after the settlement date to have such Eligible Notes cancelled and (iii) disclose the name of the registered holder and information about the foregoing instructions with respect to such Eligible Notes, and (c) further authorized the Information and Depositary Agent to instruct DTC, Euroclear or Clearstream, Luxembourg, as appropriate, as to the aggregate principal amount of such Eligible Notes that shall have been accepted for tender by Chile.

(5)	it has full power and authority to accept the Invitation and tender, exchange, assign and transfer the Eligible Notes tendered, and that, if such Eligible Notes are accepted for exchange then (i) on the settlement date, it will deliver good and marketable title thereto, free and clear of all liens, charges, claims, interests, rights of third parties, encumbrances and restrictions of any kind and such Eligible Notes will not be subject to any adverse claim or right; and (ii) it will, upon request, execute and deliver additional documents and/or do such other things deemed by the Dealer Managers, the Information and Depositary Agent or Chile to be necessary or desirable to complete the exchange, assignment and transfer of the Eligible Notes tendered or to evidence such power and authority;

(6)	it understands that an acceptance for payment of Eligible Notes pursuant to any of the procedures described in the Invitation Materials will constitute a binding agreement between such holder and Chile in accordance with the terms and subject to the conditions of the Invitation;

(7)	it shall indemnify Chile, the Dealer Managers and the Information and Depositary Agent against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, the Invitation (including any acceptance thereof) by any such holder; and

(8)	it is not a person to whom it is unlawful to make an invitation to tender Eligible Notes under the Exchange Offer under applicable securities laws. In particular: (i) if it is resident or located in the United Kingdom, it has professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or it is a person to whom the Exchange Offer can be made in circumstances in which section 21 of the Financial Services and Markets Act 2000 does not apply and; (ii) if it is resident or located in the Republic of Italy, it is an Institutional Investor (investitore qualificato), as defined pursuant to Article 34-ter, paragraph 1, letter b) of the Regulation on Issuers and Article 26, paragraph 1, letter d) of the Regulation on Intermediaries.

VALIDITY OF THE NEW NOTES

The following persons will give opinions regarding the validity of the New Notes:

For Chile:

•	Linklaters LLP, special New York counsel to Chile; and

•	Morales & Besa Abogados Ltda., special Chilean counsel to Chile.

For the Dealer Managers:

•	Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the underwriters; and

•	Garrigues Chile Limitada, special Chilean counsel to the underwriters.

As to all matters of Chilean law, Linklaters LLP may rely on, and assume the correctness of, the opinion of Morales & Besa Abogados Ltda., and Cleary Gottlieb Steen & Hamilton LLP may rely on, and assume the correctness of, the opinion of Garrigues Chile Limitada.

All statements with respect to matters of Chilean law in this prospectus supplement and the prospectus have been passed upon by Morales & Besa Abogados Ltda. and Garrigues Chile Limitada.

GENERAL INFORMATION

Authorization

Chile’s Congress has authorized the issuance of the New Notes pursuant to Article 3 of Law No. 21,516, published in the Official Gazette on December 20, 2022, and the Executive Power has authorized the issuance of the New Notes pursuant to Supreme Decree No. 2,342 dated December 7, 2022, of the Ministry of Finance, published in the Official Gazette on February 8, 2023, as amended by Supreme Decree No. 150, dated February 9, 2023, of the Ministry of Finance, published in the Official Gazette of February 14, 2023, and as further amended by Supreme Decree No. 302, dated March 21, 2023, of the Ministry of Finance, published in the Official Gazette of April 18, 2023. Chile has obtained the authorizations and authentications necessary under Chilean law for the issuance of the New Notes.

Litigation

Except for litigation described under “Government Expenditures—Government Litigation” in Chile’s annual report on Form 18-K, as amended, Chile is not involved in any legal or arbitration proceedings (including any such proceedings that are pending or, to Chile’s knowledge, threatened) relating to claims or amounts that could have or have had during the 12 months prior to the date of this prospectus supplement a material adverse effect on Chile’s financial position taken as a whole.

Clearing

Chile has applied to have the New Notes accepted into DTC’s book-entry settlement system. The New Notes have been accepted for clearance through the clearing systems of Euroclear and Clearstream, Luxembourg. The securities codes are:

New Notes	CUSIP	ISIN
2036 Notes	168863 DZ8	US168863DZ80
2054 Notes	168863 EA2	US168863EA21

Listing

Application will be made to the London Stock Exchange for the New Notes to be admitted to the ISM.

Where You Can Find More Information

Chile has filed registration statements relating to its notes, including the New Notes, and warrants with the SEC under the Securities Act. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statements. For further information, you should refer to the registration statements.

The registration statements, including its various exhibits are available to the public from the SEC’s web site at http://www.sec.gov.

ANNEX A

HYPOTHETICAL TERMS

Based on the assumptions described below, we have included herein a hypothetical (i) New Notes Applicable Yield, (ii) re-opening price, and (iii) New Notes Present Value, in each case applicable to each series of New Notes, and a hypothetical (i) Eligible Notes Applicable Yield, (ii) exchange price, (iii) Eligible Notes Present Value, and (iv) Exchange Ratio, in each case applicable to each series of Eligible Notes in exchange for the applicable New Notes, and calculated using the Eligible Notes Reference Treasuries and New Notes Reference Treasuries spotted at 10:00 a.m., New York time, on June 27, 2023. These amounts are for illustrative purposes only. Actual amounts will likely differ from these hypothetical figures, and that difference may be material.

New Notes	New Notes Reference Treasury	Spotted New Notes Reference Treasury Yield	New Notes Spread	Hypothetical New Notes Applicable Yield	Hypothetical Re- Opening Price*	Hypothetical New Notes Present Value**
2036 Notes	3.375% due May 15, 2033	3.7190%	123	4.9490%	$1,000.080	$1,001.040
2054 Notes	3.625% due February 15, 2053	3.8130%	148	5.2930%	$1,005.560	$1,006.600

Group A Notes in Exchange for 2036 Notes	Eligible Notes Reference Treasury	Spotted Reference UST Yield	Eligible Notes Spread	Hypothetical Eligible Notes Applicable Yield	Hypothetical Exchange Price*	Hypothetical Eligible Notes Present Value**	Hypothetical Exchange Ratio***
3.125% Notes due 2025	4.250% due 5/31/2025	4.751%	+0	4.751%	$973.570	$982.680	0.9816590
3.125% Notes due 2026	4.125% due 06/15/2026	4.312%	+20	4.512%	$967.240	$982.080	0.9810600
3.240% Notes due 2028	3.625% due 05/31/2028	3.968%	+50	4.468%	$949.760	$963.800	0.9627990
2.450% Notes due 2031	3.375% due 05/15/2033	3.719%	+65	4.369%	$877.700	$888.730	0.8878070

Group A Notes in Exchange for 2054 Notes	Eligible Notes Reference Treasury	Spotted Reference UST Yield	Eligible Notes Spread	Hypothetical Eligible Notes Applicable Yield	Hypothetical Exchange Price*	Hypothetical Eligible Notes Present Value**	Hypothetical Exchange Ratio***
3.125% Notes due 2025	4.250% due 05/31/2025	4.751%	+0	4.751%	$973.570	$982.680	0.9762370
3.125% Notes due 2026	4.125% due 06/15/2026	4.312%	+20	4.512%	$967.240	$982.080	0.9756410
3.240% Notes due 2028	3.625% due 05/31/2028	3.968%	+50	4.468%	$949.760	$963.800	0.9574810
2.450% Notes due 2031	3.375% due 05/15/2033	3.719%	+65	4.369%	$877.700	$888.730	0.8829030

Group B Notes in Exchange for 2054 Notes
3.625% Notes due 2042	3.875% due 05/15/2043	4.001%	+110	5.101%	$820.040	$827.290	0.8218660
3.860% Notes due 2047	3.625% due 02/15/2053	3.813%	+125	5.063%	$834.140	$836.390	0.8309060

*Exclusive of accrued interest.

**Inclusive of accrued interest.

***The ratio of the hypothetical Eligible Notes Present Value to the hypothetical New Notes Present Value.

PROSPECTUS

Republic of Chile

Debt Securities and Warrants

The Republic of Chile may from time to time offer and sell its debt securities and warrants in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. Chile may also offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Chile may offer securities with an aggregate principal amount of up to US$8,579,454,481 (or the equivalent in other currencies) in the United States. The debt securities will be direct, unconditional and unsecured external indebtedness of Chile. The debt securities will at all times rank at least equally with all other unsecured and unsubordinated external indebtedness of Chile. The full faith and credit of Chile will be pledged for the due and punctual payment of all principal and interest on the securities.

The debt securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Chile’s public external indebtedness issued prior to December 2, 2014, modifications affecting the reserve matters listed in the indenture (as defined below), including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture (including the notes) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

Chile will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Chile may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2022.

Table of Contents

-i-

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities Chile may offer. Each time Chile sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading “General Information—Where You Can Find More Information.”

This prospectus is based on information that is publicly available or that Chile has supplied, unless otherwise expressly stated. Chile confirms that:

●	the information contained in this prospectus is true and correct in all material respects and is not misleading as of its date;

●	it has not omitted facts, the omission of which makes this prospectus as a whole misleading; and

●	it accepts responsibility for the information it has provided in this prospectus and will provide in any prospectus supplement.

Chile is a foreign sovereign state. Therefore, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Chile. Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is used by Chile’s diplomatic and consular missions and the residences of the heads of such missions or for military purposes, including such property which is property of a military character or under the control of a military authority or defense agency, since such waiver is not permitted under the laws of Chile. Chile will irrevocably submit to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York and will irrevocably waive, to the fullest extent permitted by law, any immunity from the jurisdiction of such courts in connection with any action based upon the securities covered by this prospectus or brought by any holder of securities covered by this prospectus. Nevertheless, Chile reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976, or the Foreign Sovereign Immunities Act, with respect to any action brought against it under the U.S. federal securities laws or any state securities laws. In the absence of Chile’s waiver of immunity with respect to such actions, it would not be possible to obtain a U.S. judgment in such an action against Chile unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to such action.

Even if investors are able to obtain a judgment against Chile, the enforceability in Chile of such a judgment is dependent on such judgment not violating the principles of Chilean public policy.

FORWARD-LOOKING STATEMENTS

The following documents related to Chile’s securities offered by this prospectus may contain forward-looking statements:

●	this prospectus;

●	any prospectus supplement; and

●	the documents incorporated by reference in this prospectus or any prospectus supplement.

Forward-looking statements are statements that are not about historical facts, including statements about Chile’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Chile undertakes no obligation to update publicly any of these forward-looking statements in light of new information or future events, including changes in Chile’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events. Forward-looking statements involve inherent risks and uncertainties. Chile cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

●	Adverse external factors, such as high international interest rates, changes in copper, mineral or other international prices and recession or low growth in Chile’s trading partners. Changes in international prices and high international interest rates could negatively affect Chile’s current account and could increase budgetary expenditures. Low copper and mineral prices could decrease the government’s revenues and could negatively affect the current account. Recession or low growth in Chile’s trading partners could lead to fewer exports from Chile, induce a contraction in the Chilean economy and, indirectly, reduce tax collections and other public sector revenues and adversely affect the country’s fiscal accounts;

●	A continuation of the COVID-19 pandemic and the resulting need to increase public sector expenditures and debt, in amounts that sometimes could be substantial;

●	Instability or volatility in the international financial markets, including in particular continued or increased distress in the financial markets of the European Union, could lead to domestic volatility, which may adversely affect the ability of the Chilean government to achieve its macroeconomic goals. This could also lead to declines in foreign investment inflows, and in particular portfolio investments;

●	Adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates, exchange rate volatility and increased political instability, particularly derived from the drafting of a new constitution by Chile’s Constitutional Convention. Each of these factors could lead to lower growth or lower international reserves; and

●	Other adverse factors, such as energy deficits or restrictions, climatic or seismic events, international or domestic hostilities and political uncertainty.

DATA DISSEMINATION

Chile is a subscriber to the International Monetary Fund’s Special Data Dissemination Standard, or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released on the so-called “Advance Release Calendar.” For Chile, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated for the current month and three months in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The SDDS’s Internet website is located at http://dsbb.imf.org/Pages/SDDS/Home.aspx. Neither Chile nor any agents or underwriters acting on behalf of Chile in connection with the offer and sale of securities, as contemplated in this prospectus or in any prospectus supplement, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Chile will use the net proceeds from the sale of securities offered by this prospectus for the general purposes of the government. Chile may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that Chile may offer. Each time Chile offers securities, Chile will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Chile will issue the debt securities under an indenture dated as of December 12, 2014 (the “base indenture”), between Chile and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture, dated as of May 27, 2015 (the “first supplemental indenture” and, together with the base indenture, the “indenture”). Chile has filed the indenture (as supplemented from time to time) and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

●	the title;

●	any limit on the aggregate principal amount;

●	the issue price;

●	the maturity date or dates;

●	if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

●	the form of debt security (global or certificated and registered);

●	any mandatory or optional sinking fund provisions;

●	any provisions that allow Chile to redeem the debt securities at its option;

●	any provisions that entitle the holders to repayment at their option;

●	the currency in which the debt securities are denominated and the currency in which Chile will make payments;

●	the authorized denominations;

●	a description of any index Chile will use to determine the amount of principal or any premium or interest payments; and

●	any other terms that do not conflict with the provisions of the indenture.

Chile may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

Chile may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Chile may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities.

To the extent different from the discussion below under the heading “Taxation—United States Federal Taxation,” Chile will describe the U.S. federal income tax consequences and other relevant considerations in the prospectus supplement for each offering.

Chile is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness (as defined below) of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the debt securities ratably with payments being made under any other external indebtedness.

For this purpose, “external indebtedness” means obligations of or guaranteed by Chile for borrowed money or evidenced by bonds, notes or other similar instruments denominated or payable in a currency other than Chilean pesos, including those which at the option of any holder are so denominated or payable.

Payment of Principal and Interest

Chile will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Global Securities” below.

Chile will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Chile will arrange for such payments by wire transfer or by check mailed to the registered holders at their registered addresses.

If any money that Chile pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile upon Chile’s written request. Chile will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Chile’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “—Limitations on Time for Claims” below.

Additional Amounts

All payments by Chile in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Chile, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), unless the withholding or deduction of any such relevant tax is required by law. In that event, Chile will pay such additional amounts, including but not limited to, the payment of the 4% withholding tax imposed on payments of interest to holders that are not residents of Chile (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

●	imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Chile other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

●	imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Chile of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) Chile or Chile’s agent has provided the trustee with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder or beneficial owner or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W- 8IMY; or

●	imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period.

As used in this paragraph, “relevant date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

Chile will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Chile or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities or any other document or instrument referred to therein. Chile will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of Chile under the debt securities or any other document or instrument referred to therein following the occurrence of any event of default described in “—Default and Acceleration of Maturity.”

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, Chile will issue debt securities:

●	denominated in U.S. dollars;

●	in fully registered book-entry form;

●	without coupons; and

●	in denominations of US$1,000 and integral multiples of US$1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Chile or repayable before maturity at the option of the holder. Nevertheless, Chile may at any time repurchase the debt securities at any price in the open market or otherwise. Chile may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

Chile will not grant or allow any lien to be placed on its assets or revenues as security for any of its public external indebtedness unless it contemporaneously grants or allows a lien that provides security on the same terms for Chile’s obligations under any debt securities.

For this purpose:

●	a “lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date of the indenture or at any time thereafter, and

●	“public external indebtedness” is external indebtedness (as described above under “—Status”) that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

However, Chile may grant or agree to certain permitted types of liens as described below:

●	any lien on property to secure public external indebtedness arising in the ordinary course of business to finance export, import or other trade transactions, which matures, after giving effect to all renewals and refinancings, not more than one year after the date on which this type of public external indebtedness was originally incurred;

●	any lien on property to secure public external indebtedness incurred to finance Chile’s acquisition or construction of the property, and any renewal or extension of the lien which is limited to the original property covered by it and which secures any renewal or extension of the original financing without any increase in the amount of the lien;

●	any lien on property arising by operation of any law in force as of the date of this prospectus in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions, which in each case are deposited with or delivered to the financial institutions in the ordinary course of the depositor’s activities;

●	any lien existing on property at the time of acquisition and any renewal or extension of that lien which is limited to the original property covered by the lien and which secures any renewal or extension of the original financing secured by the lien at the time of the acquisition without increasing the amount of the original secured financing;

●	any lien in existence as of the date of the indenture; and

●	any lien securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of the public external indebtedness agree to limit their recourse to the assets and revenues of the project as their principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

Default and Acceleration of Maturity

Each of the following is an event of default under any series of debt securities:

1.	Non-Payment: Chile’s failure for a period of 30 days to make a payment of principal or interest when due on any debt security of that series; or

2.	Breach of Other Obligations: Chile’s failure to observe or perform any of its covenants or obligations under that series of the debt securities or the indenture for 60 days following written notice to Chile to remedy the failure by the trustee or persons holding debt securities representing 25% of the aggregate principal amount of the debt securities of the affected series outstanding; or

3.	Cross Default:

●	Chile’s failure beyond the applicable grace period to make any payment when due on any public external indebtedness in principal amount greater than or equal to US$20,000,000; or

●	acceleration on any public external indebtedness of Chile in principal amount greater than or equal to US$20,000,000 due to an event of default, unless the acceleration is rescinded or annulled; or

4.	Moratorium: Chile or certain Chilean courts declare a general suspension of payments or a moratorium on payment of its public external indebtedness; or

5.	Validity: Chile, or any governmental entity of Chile which has the legal power to contest the validity of the debt securities, contests the validity of the debt securities of that series in any type of formal proceeding.

If any of the events of default described above occurs and is continuing, holders of at least 25% of the aggregate principal amount of the debt securities of the series then outstanding may declare all the debt securities of that series to be due and payable immediately by giving written notice to Chile, with a copy to the trustee.

Holders holding debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences on behalf of the holders of all of the debt securities of that series if:

●	following the declaration that the principal of the debt securities of that series has become due and payable immediately, Chile deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the holders that declared those notes due and payable to the trustee and their respective agents, attorneys and counsel; and

●	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for a series has occurred and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments and Waivers—Collective Action

Chile may call a meeting of the holders of debt securities of a series at any time regarding the indenture or the debt securities of the series. Chile will determine the time and place of the meeting. Chile will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Chile or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Chile or the trustee (with a copy to Chile) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Chile will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Chile will set the procedures governing the conduct of the meeting and if additional procedures are required, Chile will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. Chile will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Chile.

The holders may generally approve any proposal by Chile to modify or take action with respect to the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver proposed by Chile that would do any of the following (such subjects referred to as “reserve matters”):

●	change the date on which any amount is payable on the debt securities;

●	reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

●	reduce the interest rate on the debt securities;

●	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

●	change the currency or place of payment of any amount payable on the debt securities;

●	modify Chile’s obligation to make any payments on the debt securities (including any redemption price therefor);

●	change the identity of the obligor under the debt securities;

●	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

●	change the definition of “uniformly applicable” or “reserve matter modification”;

●	authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Chile or any other person; or

●	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

A change to a reserve matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

●	the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

●	where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

●	where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Chile may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any debt securities issued under the indenture prior to May 5, 2015 are included in a proposed modification affecting two or more series that seeks holder approval pursuant to a single aggregated vote, that modification shall be uniformly applicable (as described above) to all such series.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Chile will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

●	a description of Chile’s economic and financial circumstances that are in Chile’s opinion, relevant to the request for the proposed modification, a description of Chile’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

●	if Chile shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

●	a description of Chile’s proposed treatment of external indebtedness instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

●	if Chile is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Chile or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality, except that (x) debt securities held by Chile or any public sector instrumentality of Chile or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality.

As used in the preceding paragraph, “public sector instrumentality” means any department, ministry or agency of Chile, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Chile and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

●	adding to Chile’s covenants for the benefit of the holders;

●	surrendering any of Chile’s rights or powers with respect to the debt securities of that series;

●	securing the debt securities of that series;

●	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

●	amending the debt securities of that series or the indenture in any manner that Chile and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

●	correcting a manifest error of a formal, minor or technical nature.

Further Issues of Debt Securities

Chile may from time to time, without the consent of the holders, increase the size of the issue of the debt securities, or issue additional debt securities having the same terms and conditions as the debt securities in all respects, except for the issue date, issue price and first payment on those additional debt securities; provided, however, that any additional debt securities subsequently issued that for U.S. federal income tax purposes are not issued pursuant to a “qualified reopening” of the debt securities, are not treated as part of the same “issue” as the debt securities, or have greater than a de minimis amount of original issue discount shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Additional debt securities issued in this manner will be consolidated and form a single series with the previously outstanding debt securities.

Warrants

If Chile issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Chile will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Chile may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Chile and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

●	the initial offering price;

●	the currency you must use to purchase the warrants;

●	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

●	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

●	the exercise price or ratio;

●	the procedures of, and conditions to, exercise the warrants;

●	the date or dates on which you must exercise the warrants;

●	whether and under what conditions Chile may cancel the warrants;

●	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

●	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

●	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

●	the identity of the warrant agent;

●	any special U.S. federal income tax considerations; and

●	any other terms of the warrants.

The warrants will be direct, unconditional and unsecured obligations of Chile and do not constitute indebtedness of Chile.

Global Securities

The Depository Trust Company, or DTC, Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Chile may issue debt securities or warrants in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Chile refers to the intangible securities represented by a global security as “book-entry” securities.

When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

●	you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

●	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

●	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

The following description reflects Chile’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg relating to cross-market trades in book-entry securities where Euroclear and Clearstream, Luxembourg hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day (European time) after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of book-entry securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Chile will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

●	the depositary notifies Chile that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Chile does not appoint a successor depositary or clearing agency within 90 days;

●	the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

●	Chile elects not to have the securities of a series represented by a global security or securities.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Chile may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Chile and to the trustee an indemnity under which it will agree to pay Chile, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Chile and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Chile issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Chile will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Chile may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

Notices

Chile will mail any notices to the holders of the notes at their registered addresses as reflected in the books and records of the trustee. Chile will consider any mailed notice to have been given five Business Days after it has been sent.

All notices to holders will be published in a leading newspaper having general circulation in New York City and London (which is expected to be the Wall Street Journal and Financial Times, respectively).

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Chile or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agent; Transfer Agents; Registrar

Chile may appoint paying agents, transfer agents and a registrar with respect to each series of debt securities, which will be listed at the back of the relevant prospectus supplement. Chile may at any time appoint other paying agents, transfer agents and registrars with respect to a series. Chile, however, will at all times maintain a principal paying agent in a United States city and a registrar in New York City for each series until the securities of that series are paid. Chile will provide prompt notice of termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with any series of securities.

Limitation on Time for Claims

To the extent permitted by law, claims against Chile for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within five years of the date on which that payment first became due.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The debt securities and the indenture provide, and any warrants and warrant agreement will provide, that Chile will appoint and permanently maintain the person acting as or discharging the function of the Consul General of Chile in the City of New York, with an office on the date of this prospectus at 600 Third Avenue #2808, New York, New York 10016. Such Consul General shall act as, and process may be served upon Chile’s process agent in connection with any judicial action or proceeding commenced by any security holder, the trustee, a warrant agent or any underwriter arising out of or relating to the indenture and any warrant agreement, if any, as well as from any debt securities or warrants, if any, issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts.

The process agent will receive on behalf of Chile and its property service of copies of the summons and complaint and any other process, which may be served in any action or proceeding arising out of or relating to the indenture or any warrant agreement, as well as from any debt securities or warrants issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts. Due service of process may be made by officially delivering a copy of the process to Chile, at the address of the process agent, or by any other method permitted by applicable law, but not by mail. In addition, Chile will authorize and direct the process agent to accept such service on its behalf.

Chile is a foreign sovereign state. Consequently, it may be difficult for holders of the securities to obtain judgments from courts in the United States or elsewhere against Chile. Furthermore, it may be difficult for investors to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Chile. Chile has been advised by Morales & Besa Ltda., special Chilean counsel to Chile, that there is doubt as to the enforceability of liabilities predicated solely upon the U.S. federal securities laws in a suit brought in Chile and as to the enforceability in Chilean courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

To the extent that Chile may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced arising out of or relating to the indenture and any warrant agreement, as well as out of or relating to any debt securities or warrants issued thereunder, to claim for itself or its revenues or assets any immunity from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations under the indenture and any warrant agreement, as well as under any debt securities or warrants issued thereunder, and to the extent that in any jurisdiction there may be attributed to Chile this immunity (whether or not claimed) Chile will irrevocably agree not to claim and will irrevocably waive this immunity to the maximum extent permitted by law, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws. However, Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is destined to diplomatic and consular missions and to the residence of the head of these missions or to military purposes, including any property, which is property of a military character or under the control of a military authority or defense agency, or the rights and property of the Chilean Central Bank abroad, since this waiver is not permitted under the laws of Chile. Chile agrees that the waivers described in this provision are permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of that Act.

Chile reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to any action brought against it under the U.S. federal securities laws or any U.S. state securities laws. In the absence of a waiver of immunity by Chile with respect to those actions, it would not be possible to obtain a U.S. judgment in an action brought against Chile under the U.S. federal securities laws or state securities laws unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to the action.

Chile will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the indenture or any warrant agreement, as well as from any debt securities or warrants issued thereunder, the posting of any bond or the furnishing, directly or indirectly, of any other security.

A final judgment obtained against Chile for the payment of a fixed or readily calculable sum of money rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws over Chile in an action arising out of the indenture or any warrant agreement, or the debt securities or warrants, if any, issued thereunder, can be enforced against Chile in the courts of Chile without any retrial or re-examination of the merits of the original action as long as the following conditions are met (the satisfaction or non-satisfaction of which is to be determined by the Supreme Court of Chile):

●	if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty exists between Chile and the United States;

●	if there is no treaty, the judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

●	if it can be proven that there is no reciprocity, the judgment cannot be enforced in Chile;

●	if reciprocity cannot be proven, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is, if valid service of process was effected upon the parties to the action, unless the defendant can prove that it was prevented from assuming its defense. Under Chilean law, service of process effected through the mail is not considered proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served on Chile by means of the mail may be effectively contested by Chile; and

●	if the judgment is not contrary to Chilean public policy and does not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts.

Any treaty as to the enforcement of foreign judgments entered into in the future between Chile and the United States of America could supersede the foregoing.

To enforce in Chile a judgment of a New York State or federal court sitting in the City of New York rendered in relation to any of the securities, the indenture or any warrant agreement, the judgment must be presented to the Supreme Court of Chile, in a form complying with the authentication requirements of Chilean law, including a translation of the same in Spanish. The Supreme Court will conduct a hearing limited to enforcement and not the merits of the case.

If the Chilean Supreme Court orders Chile to make payment, it shall deliver notice to the Ministry of Finance in this regard, with a copy of such notice to the Council for the Defense of the State (Consejo de Defensa del Estado, or CDE). After receiving a copy of such notice, the President of the Council for the Defense of the State will inform the Ministry of Finance to whom the payment must be made. The Ministry of Finance will then issue a decree instructing the Chilean Treasury (Tesorería General de la República) to make the payment.

Indemnification for Foreign Exchange Rate Fluctuations

Chile’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Chile agrees to pay the difference. The holder, however, agrees to reimburse Chile for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Chile is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Chile for any excess.

Governing Law

The indenture and the securities are governed by and construed in accordance with the law of the State of New York unless otherwise specified in any series of debt securities, except that all matters related to the consent of holders and any modifications to the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

TAXATION

The following discussion provides a general summary of some of the primary tax consequences of purchasing, owning or selling the debt securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities. Chile does not currently have a tax treaty in effect with the United States.

Chilean Taxation

The following is a general summary of the material consequences under Chilean tax law, as currently in effect, of an investment in the debt securities made by a “foreign holder”, as defined below. This summary is based on the tax laws of Chile as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions of Chile available on or before such date and now in effect. All of the foregoing is subject to change. For this purpose, “foreign holder” means either: (i) in the case of an individual, a person who is neither a resident nor domiciled in Chile (for purposes of Chilean taxation, an individual is (a) deemed a resident of Chile if he or she has remained in Chile for continued or discontinued periods of time that in total exceed 183 days within any period of twelve months and (b) domiciled in Chile if he or she resides in Chile with the actual or presumptive intent of staying in Chile); or (ii) in the case of a legal entity, a legal entity that is organized and exists under the laws of a jurisdiction other than Chile, unless the debt securities are assigned to or held by a branch, agent, representative or permanent establishment of such legal entity in Chile.

Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law or international tax treaty. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean tax law may not be applied retroactively against taxpayers who act in good faith relying on such rulings, regulations or interpretations, but Chilean tax authorities may change their rulings, regulations or interpretations prospectively.

Under Chilean income tax law, payments of interest made by Chile to a foreign holder of the debt securities will be subject to a Chilean interest withholding tax currently assessed at a rate of 4.0%. Chile is required to withhold, declare and pay such withholding tax. As described above, Chile has agreed, subject to specific exceptions and limitations, to pay to the holders Additional Amounts in respect of the Chilean tax in order for the interest the foreign holder receives, net of the Chilean tax on interest income, to equal the amount which would have been received by the foreign holder in the absence of the withholding. See “Description of the Securities—Additional Amounts.” A foreign holder will not be subject to any Chilean withholding taxes in respect of payments of principal made by Chile with respect to the debt securities.

Chilean income tax law establishes that a foreign holder is subject to income tax on income from Chilean sources. For this purpose, income from Chilean sources means earnings from activities performed in Chile or from the operation, sale or disposition of, or other transactions in connection with, assets or goods located in Chile. Capital gains realized on the sale or other disposition by a foreign holder of the debt securities generally will not be subject to any Chilean taxes. The debt securities will be issued outside of Chile and, according to applicable law, held as not located in Chile. Accordingly, any capital gains from a sale or disposition thereof shall not constitute income from Chilean sources subject to Chilean taxes.

Further, under existing Chilean law and regulations, a foreign holder will not be subject to any Chilean taxes in respect of payments of principal made by Chile with respect to the debt securities. Any other payment to be made by Chile (other than interest, premium or principal on the notes and except for some special exceptions granted by Chilean law and tax treaties subscribed by Chile and currently in force) will be subject to up to 35% withholding tax.

A foreign holder (other than a Chilean national) will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings unless the debt securities held by a foreign holder are either (i) located in Chile at the time of such foreign holder’s death, or (ii) if the notes are not deemed located in Chile at the time of a foreign holder’s death, if such debt securities were purchased or acquired with cash obtained from Chilean sources.

The issuance of the debt securities by Chile is exempt from Chilean stamp, registration or similar taxes.

United States Federal Taxation

The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations (“Treasury Regulations”) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, entities taxed as partnerships or the partners therein, non-resident alien individuals present in the United States for more than 182 days in a taxable year, former United States citizens or residents, United States persons (as defined below) holding the debt securities in connection with a trade or business conducted outside the United States, U.S. citizens or lawful permanent residents living abroad, or United States persons whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special rules for the taxable year of inclusion for accrual basis taxpayers under Section 451(b) of the Code or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

In general, a United States person who holds the debt securities or owns a beneficial interest in the debt securities (a “U.S. holder”) will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

●	an individual who is a citizen or resident of the United States,

●	a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

●	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

●	a trust if (i) a United States court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.

Tax Consequences to U.S. Holders

Taxation of Interest and Additional Amounts. If you are a U.S. holder, the interest on the debt securities (including any amounts withheld and any additional amounts paid with respect thereto) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes.

Interest payments (including additional amounts) and original issue discount (“OID”), if any, accrued with respect to the debt securities (as discussed below under “—Original Issue Discount”) generally will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute “passive category income.” If you are a U.S. holder, withholding tax levied by the government of Chile will be eligible:

●	for deduction in computing your taxable income, or

●	at your election, for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions.

The availability of the deduction or, if you elect to have the foreign taxes credited against your United States federal income tax liability, the calculation of the foreign tax credit involves the application of rules that depend on your particular circumstances. To benefit from a foreign tax credit or deduction with respect to the Chilean withholding tax, you may be required to furnish to the United States Internal Revenue Service (the “IRS”) a receipt evidencing that tax was withheld and paid by Chile or by a local custodian or other agent on your behalf. Chile does not intend to provide such a receipt or other direct evidence that tax was withheld with respect to interest. The IRS may, in its discretion, accept secondary evidence of the withholding and of the amount of the tax so withheld. Secondary evidence of withholding and payment of tax may include your books of account and the rates of taxation prevailing in Chile during the relevant period. You should consult with your own tax advisors regarding the availability of foreign tax credits and the treatment of additional amounts.

Original Issue Discount

General. The following is a summary of the principal U.S. federal income tax consequences of the ownership of debt securities issued with OID. The following summary does not discuss debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event Chile issues contingent payment debt instruments the applicable prospectus supplement may describe the material U.S. federal income tax consequences thereof.

A debt security, other than a debt security with a term of one year or less (a “Short-Term Debt Security”), will be treated as issued with OID (a “Discount Debt Security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is equal to or more than a de minimis amount (0.25 per cent. of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Debt Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25 per cent. of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest.” A qualified stated interest payment generally is any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “—Variable Interest Rate Debt Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, Chile will be deemed to exercise any call option that has the effect of decreasing the yield on the debt security, and the U.S. holder will be deemed to exercise any put option that has the effect of increasing the yield on the debt security.

U.S. holders of Discount Debt Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Debt Securities. The amount of OID includible in income by a U.S. holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the U.S. holder holds the Discount Debt Security. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security’s adjusted issue price at the beginning of the accrual period and the Discount Debt Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the debt security allocable to the accrual period. The “adjusted issue price” of a Discount Debt Security at the beginning of any accrual period is the issue price of the debt security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Variable Interest Rate Debt Securities. Debt securities that provide for interest at variable rates (“Variable Interest Rate Debt Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under Treasury Regulations governing accrual of OID. A Variable Interest Rate Debt Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Interest Rate Debt Security by more than a specified de minimis amount, (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Debt Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Debt Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Debt Security's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate. Under recently finalized U.S. Treasury Regulations, debt securities referencing an IBOR that are treated as having a qualified floating rate for purposes of the above will not fail to be so treated merely because the terms of the debt securities provide for a replacement of the IBOR in the case of a Benchmark Event. In particular, under the regulations, the IBOR referencing rate and the replacement rate are treated as a single qualified rate.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of Chile or that is unique to the circumstances of Chile, (although a rate does not fail to be an objective rate merely because it is based on the credit quality of Chile). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Debt Security's term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Debt Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Debt Security's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

If a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the debt security which is unconditionally payable in cash or property (other than debt instruments of Chile) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” generally will not be treated as having been issued with OID unless the Variable Interest Rate Debt Security is issued at a “true” discount (i.e., at a price below the debt security's stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Debt Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security.

In general, any other Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Debt Security. Such a Variable Interest Rate Debt Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security. In the case of a Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Debt Security as of the Variable Interest Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. holder of the Variable Interest Rate Debt Security will account for the OID and qualified stated interest as if the U.S. holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Debt Security during the accrual period.

If a Variable Interest Rate Debt Security, such as a debt security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Debt Security will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Debt Securities that are treated as contingent payment debt obligations will be more fully described in the applicable prospectus supplement.

Election to Treat All Interest as Original Issue Discount. A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “—Original Issue Discount—General,” with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest. This election generally will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. U.S. holders should consult their tax advisers concerning the propriety and consequences of this election.

Taxation of Dispositions. If you are a U.S. holder, when you sell, exchange or otherwise dispose of the debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your adjusted tax basis in the debt securities.

Your adjusted tax basis in a debt security generally will be the cost of the debt security to you, increased by the amount of any OID included in your income with respect to the debt security and the amount, if any, of income attributable to de minimis OID included in your income with respect to the debt security, and reduced by any payments other than payments of qualified stated interest made on such debt security. Your amount realized upon the sale, exchange or retirement of a debt security will be the amount received (reduced by an amount, if any, attributable to accrued but unpaid stated interest, which is taxable in the manner described above under “—Taxation of Interest and Additional Amounts”).

Gain or loss realized by a U.S. holder on such sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the debt securities have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. holder generally will be U.S. source gain or loss. The rules governing foreign tax credits are complex. U.S. holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the debt securities.

Foreign Currency Debt Securities

Interest. If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis U.S. holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. holder, the part of the period within the taxable year).

Under the second method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, the accrual basis U.S. holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID. OID for each accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale or disposition of the debt security), a U.S. holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Dispositions. As discussed above under “—Taxation of Dispositions”, a U.S. holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount you realize on the transaction and your adjusted tax basis in the debt securities, in each case as determined in U.S. dollars. U.S. holders should consult their own tax advisors about how to account for proceeds received on the sale or retirement of debt securities that are not paid in U.S. dollars.

A U.S. holder will recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) on the sale or retirement of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. holder’s purchase price for the debt security (as adjusted for amortized bond premium, if any) (i) on the date of sale or retirement and (ii) the date on which the U.S. holder acquired the debt security. Any such exchange rate gain or loss will be realized only to the extent of total gain or loss realized on the sale or retirement (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest).

Disposition of Foreign Currency. Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Tax Consequences to Persons Who Are Not U.S. Holders

Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a U.S. holder, the interest payments (including any additional amounts) that you receive on the debt securities generally will be exempt from United States federal income tax, and without any United States withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the IRS to establish that you are not a U.S. holder.

If you are not a U.S. holder, any gain you realize on a sale or exchange (including a deemed sale or exchange) of the debt securities generally will be exempt from United States federal income tax, and without any United States withholding tax, unless:

●	your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

●	you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a “tax home” in the United States.

Foreign Financial Asset Reporting

Certain United States holders that own certain foreign financial assets, including debt of foreign entities, with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year may be required to file an information report with respect to such assets with their tax returns. Failure to comply with this requirement may result in the imposition of substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. United States holders are urged to consult their tax advisors regarding the application of these reporting requirements to their ownership of the debt securities.

Reportable Transactions

A United States taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holder), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments (including payments of accrued OID) made to certain U.S. holders. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a U.S. holder, you generally will not be subject to a United States backup withholding tax on these payments (including payments of accrued OID) or proceeds if you provide your taxpayer identification number and certify that you are not subject to backup withholding. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder. You should consult with your own tax advisors concerning these rules and any other reporting obligations that may apply to the ownership or disposition of the debt securities.

The Proposed Financial Transaction Tax

The European Commission has published a proposal, or the “Commission’s Proposal”, for a Directive for a common financial transaction tax, or “FTT”, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, or the “participating Member States”. However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities in certain circumstances.

Under current proposals, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

General

Chile may sell the securities in any of three ways.

●	through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

Each prospectus supplement will set forth, relating to an issuance of the securities:

●	the name or names of any underwriters, dealer/managers or agents;

●	the purchase price of the securities, if any;

●	the proceeds to Chile from the sale, if any;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any agents’ commissions;

●	any initial public offering price of the securities;

●	any concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If Chile uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Chile may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

Chile may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act. The agents and underwriters may also be entitled to contribution from Chile for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Chile in the ordinary course of business.

Chile may not publicly offer or sell the securities in Chile unless it so specifies in the applicable prospectus supplement.

Chile may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment.

Chile may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Chile may offer the securities to holders of other securities of Chile as consideration for Chile’s purchase or exchange of the other securities. Chile may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

Chile will generally not register under the U.S. Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Chile cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Chile offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

●	have not been and will not be registered under the U.S. Securities Act; and

●	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act.

Each underwriter or dealer will agree that:

●	it has not offered or sold, and will not offer or sell, any of these non-SEC-registered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

●	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of Chile or one of its agencies or instrumentalities relies on the authority of the publication as a public official document of Chile. All other information in this prospectus and in the registration statement for the securities that Chile has filed with the SEC is included as a public official statement made on the authority of Rodrigo Cerda Norambuena, the Minister of Finance.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

For Chile:

●	As to all matters of Chilean law, Morales & Besa Ltda., special Chilean counsel to Chile, or any other counsel to Chile named in the applicable prospectus supplement; and

●	As to all matters of U.S. law, Linklaters LLP, special New York counsel to Chile, or any other counsel to Chile named in the applicable prospectus supplement.

For the underwriters, if any:

●	As to all matters of Chilean law, any Chilean counsel to the underwriters named in the applicable prospectus supplement; and

●	As to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Chilean law, Linklaters LLP, or any other U.S. counsel to Chile named in the applicable prospectus supplement, may rely upon the opinion of any Chilean counsel to the Republic named in the applicable prospectus supplement.

As to all matters of U.S. law, any Chilean counsel to the Republic named in the applicable prospectus supplement, may rely on the opinion of Linklaters LLP, or any other U.S. counsel to Chile named in the applicable prospectus supplement.

AUTHORIZED REPRESENTATIVE

The authorized representative of Chile in the United States of America is Mario Artaza Loyola, Consul General of Chile in New York, whose address is 600 Third Avenue #2808, New York, New York 10016.

GENERAL INFORMATION

Authorization

The Executive Power of Chile will authorize each issuance of the securities by supreme decree. Chile will obtain all consents and authorizations necessary under Chilean law for the issuance of the securities and has obtained all consents and authorizations necessary for the execution of the indenture.

Litigation

Except as described under “Government Expenditures—Government Litigation” in our annual report on Form 18-K, neither Chile nor the Ministry of Finance of Chile is involved in any litigation or arbitration proceeding which is material in the context of the issue of the securities. Chile is not aware of any similarly material litigation or arbitration proceeding that is pending or threatened.

Where You Can Find More Information

Chile has filed a registration statement for the securities with the SEC under the U.S. Securities Act. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

Chile is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. Chile commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Chile. Chile may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

The registration statement, including its various exhibits, are available to the public from the SEC’s website at www.sec.gov.

The SEC allows Chile to incorporate by reference some information that Chile files with the SEC. Incorporated documents are considered part of this prospectus. Chile can disclose important information to you by referring you to those documents. The following documents, which Chile has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

●	Chile’s annual report on Form 18-K for the year ended December 31, 2020 filed with the SEC on June 29, 2021 (File No. 001-02574) (the “2020 Annual Report”);

●	Amendment No. 1 on Form 18-K to the 2020 Annual Report filed with the SEC on June 30, 2021;

●	Amendment No. 2 on Form 18-K/A to the 2020 Annual Report filed with the SEC on July 20, 2021;

●	Amendment No. 5 on Form 18-K/A to the 2020 Annual Report filed with the SEC on September 13, 2021;

●	Amendment No. 8 on Form 18-K/A to the 2020 Annual Report filed with the SEC on December 7, 2021;

●	Amendment No. 9 on Form 18-K/A to the 2020 Annual Report filed with the SEC on January 26, 2022; and

●	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed on or after the date of this prospectus and before all of the debt securities and warrants are sold.

Later information that Chile files with the SEC will update and supersede earlier information that it has filed.

ISSUER

Republic of Chile

The Ministry of Finance

Teatinos 120, Piso 12

Santiago, Chile

Postal Code 8340487

DEALER MANAGERS

Credit Agricole Securities (USA) Inc. 1301 Avenue of the Americas, 8th Floor New York, New York 10019 Email: us.liabilitymanagement@ca-cib.com Phone: +1 (866) 807-6030 Attention: Liability Management	HSBC Securities (USA) Inc. 452 Fifth Avenue New York, NY 10018 Toll Free: +1 (888) HSBC-4LM Collect: +1 (212) 525-5552 Email: liability.management@hsbcib.com	Santander US Capital Markets LLC 437 Madison Avenue, 7th Floor New York, New York 10022 Email: USDCMLM@santander.us Phone: +1 (212) 940-1442 Attention: Liability Management Team
Scotia Capital (USA) Inc. 250 Vesey St New York, New York 10281 Email: LM@scotiabank.com Phone: +1-833-498-1660 Attention: Liability Management Group		SG Americas Securities, LLC 245 Park Avenue New York, New York 10167 Email: liability.management@sgcib.com Phone: +1 855 851 2108 Attention: Liability Management

TRUSTEE, REGISTRAR, TRANSFER AGENT AND
PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

Attn: Global Corporate Trust

LEGAL ADVISORS TO CHILE

As to New York law Linklaters LLP 1290 Avenue of the Americas New York, New York 10104 United States of America	As to Chilean law Morales & Besa Abogados Ltda. Av. Isidora Goyenechea 3477, piso 19, Las Condes, Santiago, Chile Postal Code 7550106

LEGAL ADVISORS TO THE DEALER MANAGERS

As to New York law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States of America	As to Chilean law Garrigues Chile Limitada Av. Isidora Goyenechea 3477, Piso 12, Las Condes Santiago, Chile Postal Code 7550106

The Information Agent for the Invitation is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (855) 654-2015

Email: contact@gbsc-usa.com

The Depositary Agent for the Invitation is:

Global Bondholder Services Corporation

By facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 404	65 Broadway – Suite 404	65 Broadway – Suite 404
New York, NY 10006	New York, NY 10006	New York, NY 10006